
                                                                 ANNEX A
                                                                 EXHIBIT (C)(1)
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                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                                METROCALL, INC.

                                      AND

                                A+ NETWORK, INC.

                                  MAY 16, 1996

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

                               TABLE OF CONTENTS

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                                          ARTICLE I
                                     THE OFFER AND MERGER
SECTION 1.1     The Offer................................................................   1
SECTION 1.2     AN Actions...............................................................   3
SECTION 1.3     The Merger...............................................................   4
SECTION 1.4     Effective Time...........................................................   4
SECTION 1.5     Certificate of Incorporation and By-Laws.................................   4
SECTION 1.6     Directors and Officers of Surviving Corporation..........................   4
                                          ARTICLE II
                          CONVERSION OF SHARES; EXCHANGE PROCEDURES
SECTION 2.1     Conversion of Shares.....................................................   5
SECTION 2.2     Certain Definitions......................................................   5
SECTION 2.3     Exchange of Certificates.................................................   5
SECTION 2.4     AN Option Plans..........................................................   6
SECTION 2.5     AN Subordinated Notes....................................................   7
SECTION 2.6     Cash Election Merger.....................................................   7
                                         ARTICLE III
                             REPRESENTATIONS AND WARRANTIES OF AN
SECTION 3.1     Organization.............................................................   9
SECTION 3.2     Capitalization...........................................................   9
SECTION 3.3     Authorization; Validity of Agreement; AN Action..........................  10
SECTION 3.4     Consents and Approvals; No Violations; Licenses..........................  11
SECTION 3.5     SEC Reports and Financial Statements.....................................  12
SECTION 3.6     No Undisclosed Liabilities...............................................  12
SECTION 3.7     Absence of Certain Changes...............................................  12
SECTION 3.8     Employee Benefit Plans; ERISA; Labor.....................................  12
SECTION 3.9     Litigation...............................................................  14
SECTION 3.10    No Default; Compliance with Applicable Laws..............................  14
SECTION 3.11    Taxes....................................................................  14
SECTION 3.12    Environmental Matters....................................................  15
SECTION 3.13    Insurance................................................................  15
SECTION 3.14    Offer Documents; Proxy Statement; Registration Statement; Other
                  Information............................................................  15
SECTION 3.15    Transactions with Affiliates.............................................  16
SECTION 3.16    Brokers..................................................................  16
                                          ARTICLE IV
                             REPRESENTATIONS AND WARRANTIES OF MC
SECTION 4.1     Organization.............................................................  16
SECTION 4.2     Capitalization...........................................................  16
SECTION 4.3     Authorization; Validity of Agreement; MC Action..........................  17
SECTION 4.4     Consents and Approvals; No Violations; Licenses..........................  18
SECTION 4.5     SEC Reports and Financial Statements.....................................  18
SECTION 4.6     No Undisclosed Liabilities...............................................  19
SECTION 4.7     Absence of Certain Changes...............................................  19

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SECTION 4.8     Employee Benefit Plans; ERISA; Labor.....................................  19
SECTION 4.9     Litigation...............................................................  20
SECTION 4.10    No Default; Compliance with Applicable Laws..............................  21
SECTION 4.11    Taxes....................................................................  21
SECTION 4.12    Environmental Matters....................................................  21
SECTION 4.13    Insurance................................................................  21
SECTION 4.14    Offer Documents; Proxy Statement; Registration Statement; Other
                  Information............................................................  21
SECTION 4.15    Transactions with Affiliates.............................................  22
SECTION 4.16    Financing................................................................  22
SECTION 4.17    Share Ownership..........................................................  22
SECTION 4.18    Brokers..................................................................  22
                                          ARTICLE V
                                          COVENANTS
SECTION 5.1     Interim Operations of AN and MC..........................................  22
SECTION 5.2     Stockholder Approval; Meetings; Etc......................................  25
SECTION 5.3     Proxy Statement, Registration Statement, Etc.............................  25
SECTION 5.4     Compliance with the Securities Act.......................................  26
SECTION 5.5     Nasdaq Listing...........................................................  27
SECTION 5.6     Approvals and Consents; Cooperation......................................  27
SECTION 5.7     Access to Information....................................................  28
SECTION 5.8     Employee Benefits and Relocation Matters.................................  28
SECTION 5.9     No Solicitation by AN....................................................  28
SECTION 5.10    No Solicitation by MC....................................................  29
SECTION 5.11    Brokers or Finders.......................................................  30
SECTION 5.12    Publicity................................................................  30
SECTION 5.13    Notification of Certain Matters..........................................  30
SECTION 5.14    Directors' and Officers' Insurance and Indemnification...................  30
SECTION 5.15    Expenses.................................................................  31
SECTION 5.16    Repurchase Option........................................................  31
SECTION 5.17    Fair Price Statute.......................................................  33
SECTION 5.18    Further Assurances.......................................................  33
                                          ARTICLE VI
                                          CONDITIONS
SECTION 6.1     Conditions to Each Party's Obligation To Effect the Merger...............  34
SECTION 6.2     Conditions to Obligations of AN to Effect the Merger.....................  34
SECTION 6.3     Conditions to Obligations of MC to Effect the Merger.....................  35
                                         ARTICLE VII
                                         TERMINATION
SECTION 7.1     Termination..............................................................  35
SECTION 7.2     Termination Fee..........................................................  37
SECTION 7.3     Effect of Termination....................................................  37

                                       ii
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
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                                         ARTICLE VIII
                                        MISCELLANEOUS
SECTION 8.1     Amendment and Modification...............................................  37
SECTION 8.2     Nonsurvival of Representations and Warranties............................  37
SECTION 8.3     Notices..................................................................  37
SECTION 8.4     Headings.................................................................  38
SECTION 8.5     Interpretation...........................................................  38
SECTION 8.6     Counterparts.............................................................  38
SECTION 8.7     Entire Agreement; Third Party Beneficiaries..............................  38
SECTION 8.8     Governing Law............................................................  39
SECTION 8.9     Assignment...............................................................  39
SECTION 8.10    Further Assurances.......................................................  39
                                           ANNEXES
Annex A  -- Conditions to the Offer
Annex B  -- Directors of the Surviving Corporation
Annex C  -- Terms of VCRs
Annex D  -- Employment and Employee Benefits
SCHEDULES
      AN:
Schedule 3.1     -- Subsidiaries of AN
Schedule 3.2     -- AN Capitalization; AN Pending Transactions
Schedule 3.4(a)  -- AN Consents and Approvals
Schedule 3.4(c)  -- AN FCC Authorizations
Schedule 3.6     -- Undisclosed Liabilities
Schedule 3.7     -- Certain Changes
Schedule 3.8     -- Employee Benefit Plans
Schedule 3.9     -- Litigation
Schedule 3.11    -- Taxes
Schedule 3.15    -- Transactions with Affiliates
Schedule 5.1(a)  -- Permitted Activities by AN
      MC:
Schedule 4.1     -- Subsidiaries of MC
Schedule 4.2     -- MC Capitalization; Commitments Regarding MC Securities
Schedule 4.4     -- MC Consents and Approvals
Schedule 4.6     -- Undisclosed Liabilities
Schedule 4.7     -- Certain Changes
Schedule 4.8     -- Employee Benefit Plans
Schedule 4.9     -- Litigation
Schedule 4.11    -- Taxes
Schedule 4.15    -- Transactions with Affiliates
Schedule 5.1(b)  -- Permitted Activities by MC


                             INDEX OF DEFINED TERMS

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A+ Network.............................................................................    16
Affiliates.............................................................................    39
AN..................................................................................... 1, 16
AN Benefit Plans.......................................................................    18
AN Certificates........................................................................     8
AN Comfort Letter......................................................................    39
AN Employee Agreements.................................................................    18
AN ERISA Affiliate.....................................................................    18
AN Fairness Opinion....................................................................     6
AN Financial Advisor...................................................................     5
AN Financial Statements................................................................    17
AN Material Agreements.................................................................    16
AN Option..............................................................................     9
AN Option Plans........................................................................    10
AN Pending Transactions................................................................    14
AN SEC Documents.......................................................................    17
AN State Certificates..................................................................    17
AN Termination Fee Event...............................................................    47
Average Parent Share Price.............................................................     7
CERCLA.................................................................................    22
Claim..................................................................................    45
Closing................................................................................     6
Closing Date...........................................................................     6
Code...................................................................................     2
Combination Act........................................................................     1
Communications Act.....................................................................    16
Confidentiality Agreement..............................................................    41
Conversion Ratio.......................................................................     7
D&O Insurance..........................................................................    46
DGCL...................................................................................  2, 6
Effective Time.........................................................................     6
Election contest.......................................................................    48
Environmental Law......................................................................    21
ERISA..................................................................................    18
Exchange Act...........................................................................     2
Exchange Agent.........................................................................     8
FCC....................................................................................    16
Final Regulatory Order.................................................................    47
Fully diluted basis....................................................................    14
GAAP...................................................................................    17
Governmental Entity....................................................................    15
HSR Act................................................................................    16
Indemnified Party......................................................................    45
Interest Payment Event.................................................................    47
IRS....................................................................................    18
Junior Preferred.......................................................................    13
Material Adverse Effect................................................................    13
Materials of Environmental Concern.....................................................    22
MC.....................................................................................     1
MC Benefit Plans.......................................................................    28
MC Employee Agreements.................................................................    28
MC ERISA Affiliate.....................................................................    28

                                       iv
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MC Fairness Opinion....................................................................     4
MC Financial Advisor...................................................................     4
MC Financial Statements................................................................    27
MC Licenses............................................................................    26
MC Material Agreements.................................................................    26
MC Options.............................................................................    24
MC Pending Transactions................................................................    24
MC SEC Documents.......................................................................    27
MC Shares..............................................................................     4
MC Voting Agreement....................................................................     1
Meeting................................................................................    37
Merger.................................................................................     1
Merger Agreement.......................................................................   A-1
Merger Consideration...................................................................     7
Merger Documents.......................................................................     6
Minimum Condition......................................................................     2
Notes..................................................................................    10
Offer..................................................................................  1, 2
Offer Documents........................................................................     3
Offer Price............................................................................     2
Offer to Purchase......................................................................     2
Parent Pending Transactions............................................................     v
Participant............................................................................    48
Proposal...............................................................................    37
Proxy Statement........................................................................    22
Registration Statement.................................................................    22
Regulatory Filings.....................................................................    41
Repurchase Event.......................................................................    47
Repurchase Period......................................................................    48
Repurchase Shares......................................................................    48
Rights.................................................................................     1
Rights Plan............................................................................     1
SAS 49.................................................................................    39
Schedule 14D-1.........................................................................     3
Schedule 14D-9.........................................................................     5
SEC....................................................................................     3
Securities Act.........................................................................    16
Shareholders' Agreement................................................................     1
Shares.................................................................................     1
Solicitation...........................................................................    48
State Authority........................................................................    16
Subsidiary.............................................................................    13
Surviving Corporation..................................................................     6
Tax Return.............................................................................    21
Taxes..................................................................................    21
TBCA...................................................................................     6
TIPA...................................................................................     1
VCRs...................................................................................     7
Voting Debt............................................................................    14
Voting Stock...........................................................................    48

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 16, 1996, between METROCALL, INC., a Delaware corporation ("MC"), and A+ NETWORK, Inc., a Tennessee corporation ("AN").

     WHEREAS, the Boards of Directors of MC and AN have approved, and deemed it advisable and in the best interests of their respective stockholders to consummate, a combination of their respective businesses upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the business combination be accomplished by MC commencing a cash tender offer (the "Offer") for certain issued and outstanding shares of common stock of AN, $.01 par value (the "Shares"), together with the related share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated February 16, 1995 by and between AN and First Union National Bank of North Carolina, as Rights Agent (the "Rights Plan"), to be followed by a merger of AN with and into MC (the "Merger");

     WHEREAS, to satisfy a condition to MC entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain shareholders of AN have entered into a Shareholders' Option and Sale Agreement (the "Shareholders' Agreement") with MC pursuant to which such shareholders have agreed, on the terms and subject to the conditions thereof, to sell certain of their Shares to MC, to vote certain of their Shares and to grant MC an option to purchase certain of such Shares;

     WHEREAS, to satisfy a condition of AN's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain stockholders of MC have entered into a voting agreement (the "MC Voting Agreement") granting AN a proxy with respect to the voting of their MC Shares (as defined below);

     WHEREAS, the Board of Directors of AN has (i) adopted this Agreement pursuant to Section 48-21-104(a) of the Tennessee Business Corporation Act (the "TBCA"), resolved to submit this Agreement for approval by the holders of the Shares pursuant to Section 48-21-104(b) of the TBCA, and resolved to recommend acceptance of the Offer by the holders of the Shares, (ii) duly approved the business combination contemplated by this Agreement, the Shareholders' Agreement and the MC Voting Agreement in accordance with the provisions of Section 48-103-205 of the Tennessee Business Combination Act (the "Combination Act"),
(iii) caused the transactions contemplated hereby not to be a "take over offer" as defined in Section 48-103-102(10)(B)(v) of the Tennessee Investor Protection Act ("TIPA"), and (iv) determined that MC will not be deemed an "Acquiring Person" for the purposes of the Rights Plan.

     WHEREAS, the Board of Directors of MC has (i) adopted this Agreement, resolved to submit this Agreement for approval by the stockholders of MC pursuant to Section 252 of the Delaware General Corporation Law ("DGCL"), and resolved to recommend that all stockholders of MC approve and adopt this Agreement and the Merger, and (ii) duly approved the business combination contemplated by this Agreement, the Shareholders' Agreement and the MC Voting Agreement so as to render inapplicable thereto the provisions of Section 203 of the DGCL; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

     SECTION 1.1 The Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution of this Agreement), MC shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the Exchange Act)), an offer (the Offer) to purchase for cash 2,140,526 Shares, together with the Rights, at a price of $21.10 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price" (provided that MC shall not be required to increase the Offer Price)), subject to there being validly tendered in accordance with the terms of the Offer and not withdrawn prior to the expiration of the Offer 2,140,526 Shares and related Rights (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. Except as otherwise provided herein, MC shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as such actions are permitted under applicable law. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. MC shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the Minimum Condition or amend any other material condition of the Offer in any manner adverse to the holders of the Shares without the prior written consent of AN (such consent to be authorized by the Board of Directors of AN or a duly authorized committee thereof). Notwithstanding the foregoing,
(i) if on the expiration date of the Offer (A) there exists an AN Acquisition Proposal (as defined in Section 5.9(a)) involving a tender offer, MC may extend the Offer to a date that is two business days after the date the position of AN with respect to the tender offer is first published or sent pursuant to Rule 14e-2 under the Exchange Act, or (B) there exists an AN Acquisition Proposal other than a tender offer, MC may extend the Offer to a date that is two business days after the first date on which AN's failure to reject such AN Acquisition Proposal would permit MC to terminate this Agreement pursuant to
Section 7.1(d)(v) hereof, (ii) in circumstances other than those covered by the preceding clause (i), MC may extend the Offer for such period of time, not to exceed 20 business days in the aggregate, as is reasonably expected to be necessary in order to satisfy the Minimum Condition or the other conditions set forth in Annex A hereto, and (iii) the Offer Price may be increased in good faith and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of AN. It is agreed the conditions set forth in Annex A hereto are for the benefit of MC and may be asserted by MC regardless of the circumstances giving rise to any such condition (including any action or inaction by MC not inconsistent with the terms hereof) or, except with respect to the Minimum Condition set forth above, may be waived (but not amended) by MC, in whole or in part at any time and from time to time, in its sole discretion.

     (b) As soon as practicable on the date the Offer is commenced, MC shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable law; provided, however, that no agreement or representation is hereby made or shall be made by MC with respect to information supplied or approved by AN in writing expressly for inclusion in the Offer Documents. MC agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of MC, on the one hand, and AN, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect, and MC further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. AN and its counsel shall be given the opportunity to review the Schedule 14D-1 and any amendments thereto before any of them are filed with the SEC. In addition, MC agrees to provide to AN and its counsel, in written form and promptly after receipt, any comments or other communications that MC or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents.

     (c) MC hereby approves of and consents to the Offer and represents and warrants that the Board of Directors of MC, at a meeting duly called and held, has, with the affirmative vote of at least a majority of the members of the Board of Directors of MC, (i) determined that this Agreement, the MC Voting Agreement, and the transactions contemplated hereby (which shall include the Offer, the Merger, and the Shareholders' Agreement) are fair to and in the best interests of the holders of shares of MC's common stock, $.01 par value (the "MC Shares"), (ii) adopted this Agreement and resolved to submit this Agreement for approval by the stockholders of MC pursuant to Section 252 of the DGCL, and
(iii) approved this Agreement and the transactions contemplated hereby, such determination and approval constituting approval hereof for purposes of Section 203 of the DGCL.

     (d) MC has received the written opinion of Wheat, First Securities, Inc. (the "MC Financial Advisor"), dated on or before the date of this Agreement, to the effect that, as of such date, the consideration to be paid (i) to the holders of Shares pursuant to the Offer, and (ii) to the holders of Shares pursuant to the Merger, taken together, is fair to the holders of MC Shares from a financial point of view (the "MC Fairness Opinion"). MC has delivered to AN a copy of the MC Fairness Opinion, together with MC Financial Advisor's written consent to the inclusion of or reference to the MC Fairness Opinion (in a form and substance satisfactory to MC Financial Advisor) in the Offer Documents, the
Schedule 14D-9 and the Registration Statement (as defined below).

     SECTION 1.2 AN Actions. (a) AN hereby approves of and consents to the Offer and represents and warrants that the Board of Directors of AN, at a meeting duly called and held, has, with the affirmative vote of at least a majority of the members of the Board of Directors of AN, (i) determined that this Agreement and the transactions contemplated hereby (which shall include the Offer, the Merger and the Shareholders' Agreement) are fair to and in the best interests of the holders of Shares, (ii) approved this Agreement and the transactions contemplated hereby, such determination and approval constituting approval thereof for purposes of Section 48-103-205 of the Combination Act and such that MC is not an "Acquiring Person" under the Rights Plan, (iii) adopted this Agreement pursuant to Section 48-21-104(a) of the TBCA and resolved to submit the Agreement for approval by the holders of the Shares pursuant to
Section 28-21-104(b), and (iv) resolved to recommend that the shareholders of AN who desire to receive cash for their Shares (or a portion thereof) accept the Offer and tender their Shares thereunder to MC and that all shareholders of AN approve and adopt this Agreement and the Merger, which recommendation shall comply with Section 48-103-102(10)(B) of TIPA; provided, that such recommendations may be withdrawn, modified or amended upon a determination of the Board of Directors made in accordance with Section 5.9(f).

     (b) Concurrently with the commencement of the Offer, AN shall file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to a determination of the Board of Directors made in accordance with Section 5.9(f), contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Schedule 14D-9 will contain (or be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable law; provided, however, that no agreement or representation is hereby made or shall be made by AN with respect to information supplied or approved by MC in writing expressly for inclusion in the Schedule 14D-9. AN further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of AN, on the one hand, and MC, on the other hand, agrees to promptly correct any information such party has previously provided for use in the Schedule 14D-9, if and to the extent that such information shall have become false and misleading in any material respect, and AN further agrees to take all steps necessary to cause the Schedule 14D-9 (as so corrected) to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. MC and its counsel shall be given the opportunity to review the
Schedule 14D-9 and any amendments thereto before any of them are filed with the SEC. In addition, AN agrees to provide MC and its counsel, promptly after receipt and in written form, with any comments or other communications that AN or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9.

     (c) In connection with the Offer, AN will promptly furnish or cause to be furnished to MC mailing labels containing the names and addresses of the record holders of the Shares as of a recent date and of those persons becoming record holders subsequent to such date and, to the extent known, a list of the beneficial owners of the Shares as of a recent date, together with copies of all security positions listings and all other information in AN's possession or control regarding the beneficial owners of the Shares, and shall furnish MC with such information and assistance as MC or its agents may reasonably request in communicating the Offer to the shareholders of AN. From and after the date of this Agreement, all such information concerning AN's record and, to the extent known, beneficial holders shall be made available to MC. Except for such steps as are necessary to disseminate the Offer Documents or consummate the Merger, MC shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will deliver or cause to be delivered to AN all copies of such information then in its possession or the possession of its agents or representatives.

     (d) AN has received the written opinion of Prudential Securities Incorporated (the "AN Financial Advisor"), dated on or before the date of this Agreement, to the effect that, as of such date, the consideration to be received by holders of Shares (other than MC and its affiliates) pursuant to the Offer and Merger, taken together, is fair to such holders from a financial point of view (the "AN Fairness Opinion"). AN has delivered to MC a copy of the AN Fairness Opinion, together with AN Financial Advisor's written consent to the inclusion of or reference to the AN Fairness Opinion (in a form and substance satisfactory to AN Financial Advisor) in the Offer Documents, the Schedule 14D-9 and the Registration Statement.

     SECTION 1.3 The Merger. Upon the terms and subject to the conditions set forth in Article VI hereof, and in accordance with the DGCL and the TBCA, AN shall be merged with and into MC. The closing (the "Closing") of the Merger shall take place as promptly as practicable but in no event later than the date that is two business days after satisfaction or waiver of the conditions set forth in Article VI (other than those relating to documents to be delivered at the Closing). The Closing will be held at such time and at such place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." Following the Merger, the separate corporate existence of AN will cease, and MC shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of AN.

     SECTION 1.4 Effective Time. Upon the Closing, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of Tennessee articles of merger, certificates of merger or other appropriate documents (in any such case, the "Merger Documents") in such form as is required by, and executed in accordance with, this Agreement and the relevant provisions of the TBCA and the DGCL (the date and time of the later of such filings being referred to herein as the "Effective Time"). The Merger shall have the effects set forth in Section 48-21-108 of the TBCA and the Section 252 of DGCL.

     SECTION 1.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws of MC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

     SECTION 1.6 Directors and Officers of Surviving Corporation. (a) The directors of MC immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time.

     (b) The officers of MC shall be the officers of the Surviving Corporation and shall hold their office from the Effective Time until they resign or their earlier death or removal.

                                   ARTICLE II

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

     SECTION 2.1 Conversion of Shares. (a) Each Share, together with the related Rights, issued and outstanding immediately prior to the Effective Time (other than Shares held by MC or any Subsidiary (as defined in Section 3.1) of MC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) such number of duly authorized, validly issued, fully paid and nonassessable MC Shares equal to the Conversion Ratio (as defined in Section 2.2), and (ii) a number of rights to receive amounts to be determined in accordance with, and which rights are evidenced by, Variable Common Rights having the terms described in Annex C hereto ("VCRs") in an amount equal to the number of MC Shares to be received pursuant to clause (i); plus (iii) cash, if any, for fractional MC Shares and VCRs pursuant to Section 2.3(f) hereof (collectively, the "Merger Consideration").

     (b) Each Share (i) held in the treasury of AN or any Subsidiary of AN and
(ii) held by MC or any Subsidiary of MC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist and no Merger Consideration shall be issued in respect thereof.

     SECTION 2.2  Certain Definitions.

          "Average MC Share Price" shall mean the average of the last reported bid price per MC Share on the Nasdaq National Market for the 50 consecutive trading days ending on the trading day that is five trading days prior to the Closing Date, provided that the Average MC Share Price shall not exceed $21.88 or be less than $17.90.

          "Conversion Ratio" shall mean the number determined by dividing $21.10 by the Average MC Share Price and rounding the result to the nearest 1/100,000 of a share. In the event that, between the date of this Agreement and the Effective Time, the number of issued and outstanding Shares or MC Shares shall have been changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spinoff, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Conversion Ratio shall be appropriately adjusted. The Conversion Ratio shall also be adjusted by multiplying such Ratio at the Effective Time by a fraction, (a) the numerator of which is the sum of (i) Scheduled Shares (as defined below) plus (ii) any Shares with respect to which MC consents to the issuance pursuant to Section 5.1(a) ("Total Permitted Shares"), and (b) the denominator of which is the sum of (i) all Shares issued and outstanding at the Effective Time plus (ii) all Shares that would be issuable by AN pursuant to or in connection with pending acquisition or AN Options, provided, that no adjustment shall be made if the resulting fraction is equal to 1.00 or more.

     SECTION 2.3 Exchange of Certificates. (a) Prior to the Effective Time, AN and MC shall appoint First Union National Bank of North Carolina (or any other commercial bank or trust company, which shall be reasonably acceptable to AN and
MC) to act as exchange agent (the "Exchange Agent") to effect the exchange of certificates representing the Shares as set forth in Section 2.1 hereof (collectively, the "AN Certificates") for the Merger Consideration. The Surviving Corporation shall make available, or shall cause to be made available, to the Exchange Agent for the benefit of the holders of Shares for exchange in accordance with this Article II, certificates representing MC Shares and VCRs issuable pursuant to Section 2.1 and funds in amounts necessary to make any cash payments pursuant to Section 2.3(f).

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a AN Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to an AN Certificate shall pass, upon (and only upon) proper delivery to, and receipt of such AN Certificate by, the Exchange Agent, and which shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify, and (ii) instructions for use in effecting the surrender of such AN Certificate in exchange for a certificate representing MC Shares such holder is entitled to pursuant to this Article II. Upon surrender of an AN Certificate, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such AN Certificate shall be entitled to receive in exchange therefor, after the Effective Time, (i) a certificate representing that number of MC Shares to which such holder of Shares shall have become entitled pursuant to the provisions of this Article II, (ii) a certificate representing that number of VCRs to which such holder of Shares shall have become entitled pursuant to the provisions of this Article II, and
(iii) if applicable, a check representing the amount of cash to which such holder of Shares shall have become entitled pursuant to the provisions of
Section 2.3(f), and the AN Certificate so surrendered shall forthwith be canceled. All payments in respect of Shares which are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such Shares.

     (c) No dividends or other distributions declared with respect to Shares and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered AN Certificate until the holder thereof shall surrender such AN Certificate in accordance with Section 2.3(b) hereof. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of an AN Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore have become payable with respect to MC Shares, into which the Shares represented by such AN Certificate have been converted.

     (d) If any portion of the Merger Consideration (whether a certificate representing MC Shares, a certificate representing VCRs or a check representing cash payment pursuant to Section 2.3(f)) is to be issued or paid in a name other than that in which the AN Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the AN Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing MC Shares, a certificate representing VCRs or a check representing the cash payment pursuant to Section 2.3(f) in any name other than that of the registered holder of the AN Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) On and after the Effective Time: the stock transfer books of AN shall be closed and there shall be no further registration of transfers of the Shares which were outstanding immediately prior to the Effective Time; the AN Certificates representing Shares (and the Rights) shall cease to have any rights with respect to such Shares (or Rights) except as otherwise provided for herein or by applicable law; and the MC Shares and VCRs into which Shares have been converted pursuant to Section 2.1 hereof shall be deemed outstanding (subject to Section 2.3(c)) notwithstanding the failure of the holders thereof to surrender and exchange AN Certificates as specified herein.

     (f) No certificates or scrip representing fractional MC Shares or VCRs shall be issued upon the surrender for exchange of AN Certificates, no dividend, distribution or other payment with respect to MC Shares or VCRs shall be payable on or with respect to any fractional MC Share or VCR and such fractional MC Share shall not entitle the owner thereof to vote or to any other rights of a shareholder or creditor of AN. In lieu of any such fractional MC Share or fractional VCR, the Surviving Corporation shall pay to each shareholder of AN who otherwise would be entitled to receive a fractional MC Share and a fractional VCR an amount in cash determined by (i) dividing $21.10 by the Conversion Ratio and (ii) multiplying the result by the fractional MC Share interest to which such holder would otherwise be entitled.

     (g) At any time following six (6) months after the Effective Time, the Surviving Corporation may terminate its agreement with the Exchange Agent, and thereafter holders of AN Certificates shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the consideration payable upon due surrender of their AN Certificates pursuant to the provisions of this Article
II. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a AN Certificate for consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     SECTION 2.4 AN Option Plans. (a) Each outstanding option to purchase Shares (each, a "AN Option") granted pursuant to AN's 1987 Employee Stock Incentive Plan, 1992 Employee Stock Incentive

Plan, 1992 Non-Qualified Stock Option Plan or the Employee Stock Purchase Plan (collectively, the "AN Option Plans"), or to Dan Hiller which are described in
Schedule 3.2, and which have not vested prior to the Effective Time, shall become fully exercisable and vested as of the Effective Time.

     (b) Effective as of the Effective Time, at the option of the holder thereof, either (i) each AN Option then outstanding and not exercised shall be converted automatically into an option to purchase such number of MC Shares and VCRs equal to the number of Shares subject to such AN Option immediately prior to the Effective Time multiplied by the Conversion Ratio, with the exercise price adjusted accordingly, but otherwise on the same terms and conditions as were applicable under the applicable AN Option Plan and the underlying stock option agreement or (ii) up to a maximum of 40% of the Shares subject to AN Options held by each holder, such percentage to be determined by such holder, shall be cancelled and the holder thereof shall be entitled to receive, with respect to each such Share subject to such AN Option, the Offer Price on the Closing Date net to the holder in cash, less the aggregate unpaid exercise price relating to the exercise of such AN Options, and the remaining AN Options held by such holder shall be converted as described in clause (i) of this sentence.

     (c) Notwithstanding the foregoing provisions, in the case of any option to which Code Section 421 applies, the option price, the number of shares subject to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Code Section 424(a). As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of AN Options appropriate notices setting forth such holders' rights pursuant to AN Option Plans and each underlying stock option agreement.

     SECTION 2.5 AN Subordinated Notes. After the Effective Time, MC will comply with applicable terms of the Indenture for AN's 11 7/8% Senior Subordinated Notes due 2005 (the "Notes") including, if required, offering to repurchase the Notes or causing them to be assumed by the Surviving Corporation. In the event MC elects to exercise the Scenario I Option (as defined in the Shareholders Agreement), MC shall provide an irrevocable letter of credit (from a bank and containing terms reasonably acceptable to AN) permitting AN to draw sufficient funds for AN to honor the "Change in Control" provisions under the 11 7/8% Senior Subordinated Notes due 2005, dated as of October 25, 1995 (the "Indenture") and to permit the Holders (as defined in the Indenture) to sell such Holder's Notes to AN, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase; provided that MC may substitute for the letter of credit a firm financing commitment satisfactory to AN, in its sole discretion, permitting MC to borrow sufficient funds for AN to honor the obligations set forth above. In such event, MC shall provide AN all funds required to satisfy the "Change in Control" obligations under the Indenture prior to the last date AN is permitted to make payments to the Holders of the Notes to be purchased thereunder. If MC provides such funds to AN, upon the purchase of Notes pursuant to the Change in Control obligations, AN will issue to MC negotiable promissory notes in the respective principal amounts of the funds provided by MC, each of which shall bear interest and otherwise have terms and provisions identical as nearly as possible to the Notes so purchased, including the terms and provisions of the Indenture under which such Notes were issued.

     SECTION 2.6 Cash Election Merger. In the event of, and subject to, the purchase by MC of Shares pursuant to the Mandatory Option in accordance with
Section 3.3.3 of the Shareholders' Agreement, then, notwithstanding any other provision of this Agreement to the contrary, each Share, together with the related Rights, issued and outstanding immediately prior to the Effective Time, other than Shares held by MC or any Subsidiary of MC (the "Non-MC Shares"), shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive cash, on the one hand, and MC Shares and VCRs (collectively, the "Alternative Merger Consideration"), on the other, in accordance with the following terms and procedures:

          (a) Each person who, at the Effective Time, is a record holder of Non-MC Shares shall have the right to submit an Election Form (as defined below) specifying the number of Shares that such person desires to have converted into the right to receive cash equal to $21.10 (a "Cash Election") or the number of MC Shares and VCRs equal, in each case, to the Conversion Ratio (the "Stock Election").

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of the Shares immediately prior to the Effective Time (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the AN Certificates shall pass, only upon delivery of such AN Certificates to the Exchange Agent and shall be in such form and have such other provisions as MC shall specify), (B) instructions for use in effecting the surrender of the AN Certificates in exchange for the Alternative Merger Consideration, and (C) an election form (the "Election Form") providing for such holders to make the Cash Election and/or the Stock Election.

          (c) Any Cash Election or Stock Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York, New York time on a date (the "Election Deadline") to be mutually agreed upon by MC and AN prior to the effective time, an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's AN Certificates, or by an appropriate guarantee of delivery of such AN Certificates. Any holder of Shares who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed, that is received by the Exchange Act prior to the Election Deadline. In the event that any holder of Shares shall not have submitted an Election Form or if the Election Form is not in proper form, such holder will be deemed to have elected to have made a Cash Election for 40% of such holder's Shares, and a Stock Election for 60% of such holder's Shares. Promptly following the Election Deadline, the Exchange Agent shall examine the Election Forms and determine the aggregate number of Shares that have made, or are deemed to have made, the Cash Election (the "Requested Cash Amount") and the aggregate number of Shares that have made the Stock Election (the "Requested Stock Amount").

          (d) In the event that the Requested Cash Amount exceeds 40% of the aggregate Non-MC Shares ("Cash Cap"): (i) each holder who submitted or is deemed to have submitted a Cash Election shall have the right to receive
     (i) $21.10 per Share for that number of Shares, or fractions thereof, equal to the number specified or deemed to be specified in the Cash Election, multiplied times a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount Amount; and (ii) with respect to all other Shares, including Shares not converted into cash pursuant to clause (i) and Shares as to which the holder has submitted or is deemed to have submitted a Stock Election, the holder shall have the right to receive for each such share (A) a number of MC Shares equal to the Conversion Ratio, (B) a number of VCRs equal to the number of MC Shares to be received pursuant to clause (A), plus (C) cash, if any, for fractional MC Shares and VCRs pursuant to Section 2.3(f).

          (e) In the event that the Requested Stock Amount exceeds 60% of the aggregate Non-MC Shares ("Stock Cap"): (i) each holder who submitted or is deemed to have submitted a Stock Election shall have the right to receive for each Share subject to a Stock Election (A) that number of MC Shares equal in each case, to the Conversion Ratio, multiplied by a fraction, the numerator of which is the Stock Cap and the denominator of which is the Requested Stock Amount, (B) a number of VCRs equal to the number of MC Shares to be received pursuant to clause (A), plus (C) cash for fractional shares calculated pursuant to Section 2.3(f); and (ii) with respect to all other Shares, including Shares not converted into MC Shares and VCRs pursuant to clause (i) and Shares as to which the holder has submitted or is deemed to have submitted a Cash Election, or fractions thereof, the holder shall have the right to receive $21.10 in cash per Share.

          (f) Promptly after the Effective Time, (i) MC shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of the Shares, for exchange in accordance with this Section 2.6, cash in the amount sufficient to pay the aggregate cash portion of the Alternative Merger Consideration, and (ii) MC shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of the Shares, certificates representing the MC Shares and VCRs for exchange in accordance with this Section 2.6.

          (g) Except as expressly provided herein, the conversion of Shares and exchange for Alternative Merger Consideration, including without limitation the treatment of unexercised AN Options, shall be governed by the provisions of this Article II.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AN

     AN represents and warrants to MC as follows:

     SECTION 3.1 Organization. (a) Except as set forth on Schedule 3.1, each of AN and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on AN and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to "Material Adverse Effect" on or with respect to any entity (or group of entities taken as a whole) means any event, change or effect that is materially adverse to the consolidated financial condition, businesses, results of operations or cash flows of such entity (or, if used with respect thereto, of such group of entities taken as a whole). AN and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, or prevent AN from consummating any of the transactions contemplated hereby.

     (b) AN has heretofore made available to MC a complete and correct copy of the Charter and By-Laws or other organizational documents of AN and the organizational documents of each of its Subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon AN or any Subsidiary.

     (c) Schedule 3.1 identifies all the Subsidiaries of AN.

     SECTION 3.2 Capitalization. (a) The authorized capital stock of AN consists of 30,000,000 shares of common stock and 1,500,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been reserved and designated as Series A Junior Participating Preferred Stock ("Junior Preferred"). Schedule 3.2 sets forth (i) the number of issued and outstanding Shares as of the date hereof; (ii) the number of Shares that would be issuable by AN upon the exercise of all unexpired AN Options granted pursuant to AN Option Plans, including the name of each holder of AN Options, the number of AN Options held by such holder, and the date of grant, date of vesting, and exercise price for all such AN Options of AN; (iii) all Shares that would be issuable by AN pursuant to or in connection with each of the acquisition agreements or transactions identified in Schedule 3.2 (the "AN Pending Transactions"); and (iv) all other Shares issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, except pursuant to the Rights (collectively, the "Scheduled Shares"). As of the date hereof, no shares of preferred stock, including any Junior Preferred, are issued and outstanding or held in the treasury of AN, and no Shares are held in the treasury of AN. AN has taken all necessary corporate and other action to authorize and reserve and to permit it to issue shares of AN's capital stock which may be issued pursuant to AN Options. The Shares subject to the Shareholders' Agreement, together with the Shares acquired by MC in the Offer (assuming the Minimum Condition is not waived or reduced) do, and at all times prior to the earlier of exercise or expiration of the options granted pursuant to the Shareholders' Agreement will, represent at least a majority of the Shares on a fully diluted basis. For purposes of this Agreement, "fully diluted basis" shall mean, at any time, the number of Shares that would be outstanding assuming the exercise of all outstanding options and other rights to acquire Shares (other than pursuant to the Rights) or other securities convertible into Shares (including any Shares to be issued pursuant to any AN Pending Transaction), and the conversion of all securities convertible into Shares. All the outstanding shares of AN's capital stock are, and all shares which may be issued pursuant to the exercise of AN Options, when issued in accordance with the respective terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of AN or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 3.2 and for the Rights, as of the date hereof, (i) there are no shares of capital stock of AN authorized, issued or outstanding,
(ii) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of AN or any of its Subsidiaries, obligating AN or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, AN or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligations of AN or any of its Subsidiaries, and (iii) other than as contemplated herein, there are no outstanding contractual obligations of AN or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or capital stock of AN or any Subsidiary or affiliate of AN.

     (b) All of the outstanding shares of capital stock of each of AN's Subsidiaries are beneficially owned by AN, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever, other than liens in favor of First National Bank of Chicago.

     (c) There are no voting trusts or other agreements or understandings to which AN or any of its Subsidiaries is a party with respect to the voting of the capital stock of AN or any of its Subsidiaries. Other than as contemplated herein, none of AN or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of AN, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     SECTION 3.3 Authorization; Validity of Agreement; AN Action. (a) AN has full corporate power and authority to execute and deliver this Agreement and the MC Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by AN of this Agreement and the MC Voting Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of AN and no other corporate action on the part of AN is necessary to authorize the execution and delivery by AN of this Agreement and the MC Voting Agreement and the consummation by it of the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares). This Agreement and the MC Voting Agreement have been duly executed and delivered by AN and (assuming due and valid authorization, execution and delivery hereof by the other parties hereto and thereto) are valid and binding obligations of AN enforceable against AN in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Board of Directors of AN also has approved the transactions contemplated by this Agreement, the MC Voting Agreement and the Shareholders' Agreement so as to render inapplicable thereto the provisions of Section 48-103-206 of the Combination Act and to cause such transactions to fail to meet the definition of "takeover offer" as defined in Section 46-103-102(10)(B)(v) of TIPA, and so that MC and the stockholder parties to the MC Voting Agreement will not be deemed an "Acquiring Person" for purposes of the Rights.

     SECTION 3.4 Consents and Approvals; No Violations; Licenses. (a) Neither the execution, delivery or performance of this Agreement or the MC Voting Agreement by AN nor the consummation by AN of the transactions contemplated hereby or thereby nor compliance by AN with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Charter or By-Laws or other organizational documents of AN or of any of its Subsidiaries, (ii) require on the part of AN any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") except for (A) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Federal Communication Commission ("FCC"), the Communications Act of 1934, as amended (the "Communications Act"), state public utility or public service laws, the Securities Act of 1933, as amended (the "Securities Act"), the DGCL, the TBCA, state or foreign laws relating to takeovers, state securities or blue sky laws, and the laws of other states in which AN is qualified to do or is doing business, or (B) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, would not have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, or prevent AN from consummating the transactions contemplated hereby,
(iii) except as disclosed on Schedule 3.4(a), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AN or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which has been included as an exhibit to AN's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "AN Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AN, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, or prevent AN from consummating the transactions contemplated hereby.

     (b) AN or one of its Subsidiaries holds all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including without limitation, the FCC, or any state or local regulatory authorities or any state or local public service commission or public utility commission asserting jurisdiction over the radio facilities used in AN's business (each, a "State Authority"), that are required for the conduct of their businesses as now being conducted, except for those the absence of which would not individually or in the aggregate have a Material Adverse Effect on AN and its Subsidiaries taken as a whole (collectively, "AN Licenses") and, provided, that no representation is made with respect to such matters on behalf of any third-parties who are part of the "A+ Network". The AN Licenses are valid, in full force and effect, and the terms of said AN Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of AN or any of its Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. The AN Licenses granted, issued or entered by the FCC are subject to the Communications Act. There are no proceedings pending or, to the best knowledge of AN, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Entity relating to the business or operations of AN or any of its Subsidiaries or The AN Licenses, and there are no facts or conditions that reasonably could be expected to constitute grounds for the FCC to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any AN Licenses, that would, individually or in the aggregate, have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, or prevent AN from consummating the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on AN or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole.

     (c) Schedule 3.4(c) contains a true and complete list of each FCC permit and FCC license issued in the name of AN, or any of its Subsidiaries as of May 9, 1996. Schedule 3.4(c) also contains a true and complete list of all licenses, certificates, consents, permits, approvals and authorizations pending before or issued by any State Authority (the "AN State Certificates").

     SECTION 3.5 SEC Reports and Financial Statements. AN and its Subsidiaries have filed with the SEC all forms, reports, schedules, statements, and other documents required to be filed by them with the SEC (as such documents have been amended since the time of their filing, collectively, the "AN SEC Documents"), and have filed all exhibits required to be filed with AN SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, AN SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of AN's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of AN included in AN's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (including the related notes thereto) and for the quarter ended March 31, 1996, copies of which have been provided to MC (together, the "AN Financial Statements"), have been prepared from, and are in accordance with, the books and records of AN and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments), and fairly present the consolidated financial position and the consolidated results of operations and cash flows of AN and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     SECTION 3.6 No Undisclosed Liabilities. Except (i) as disclosed in AN SEC Documents, (ii) as set forth in Schedule 3.6, (iii) AN Pending Transactions, and
(iv) for liabilities incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole), since December 31, 1995, neither AN nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of AN and its Subsidiaries (including the notes thereto), and, which individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole.

     SECTION 3.7 Absence of Certain Changes. Except as contemplated by this Agreement, for AN Pending Transactions, or as disclosed in the AN SEC Documents or in Schedule 3.7 hereto, since December 31, 1995, (i) AN and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) there has not been any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of AN or its Subsidiaries which has had a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, and (iii) there has not been any action taken by AN or its Subsidiaries of a type described in clauses (ii) through (xvii) of Section 5.1(a).

     SECTION 3.8 Employee Benefit Plans; ERISA; Labor. (a) Schedule 3.8 hereto sets forth (i) a list of all employee benefit plans (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by AN, any of its Subsidiaries or any trade or business, whether or not incorporated (an "AN ERISA Affiliate"), which together with AN would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA ("AN Benefit Plans") and (ii) all employment, retention, and severance agreements with employees of AN and its Subsidiaries ("AN Employee Agreements"). True and complete copies of all current AN Benefit Plans and Employee Agreements have been provided to MC by AN.

     (b) With respect to each AN Benefit Plan: (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan has received a determination letter from the Internal Revenue Service ("IRS") stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code, no such determination letter has been revoked and no such revocation has been threatened, nothing has occurred that could reasonably be expected to cause the relevant AN Benefit Plan to lose such qualification or exemption;

(ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including state and federal securities laws; (iii) no breaches of fiduciary duty by AN, or, to AN's knowledge, by any other person, have occurred that might reasonably be expected to give rise to material liability on the part of AN or any AN ERISA Affiliate; (iv) no disputes are pending, or, to the knowledge of AN, threatened that might reasonably be expected to give rise to material liability on the part of AN or any AN ERISA Affiliate; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of AN or any AN ERISA Affiliate; (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) to AN's knowledge, no AN Benefit Plans are presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any AN Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs; and (viii) all monies withheld from employee paychecks with respect to Benefit Plans have been transferred to the appropriate plan in accordance with the terms of such plan.

     (c) No AN Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any AN Benefit Plan a plan described in section 4063(a) of ERISA. No AN Benefit Plan is or has been subject to Title IV of ERISA.

     (d) No liability under Title IV of ERISA has been incurred by AN or any AN ERISA Affiliate (whether direct, indirect, actual, or contingent, and including, without limitation, withdrawal liability to a multiemployer plan), and no condition exists that presents a material risk to AN or any AN ERISA Affiliate of incurring a material liability under such Title. No AN Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 312 of the Code, whether or not waived.

     (e) With respect to each AN Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of AN or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law). All group health plans of AN and AN ERISA Affiliates have been operated in material compliance with the requirements of
Section 4980B (and its predecessor) and 5000 of the Code, and AN and AN ERISA Affiliates have provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B, except to the extent that failure to provide such notice or coverage is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on AN and its Subsidiaries, taken as a whole.

     (f) No AN Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of AN or its Subsidiaries by its terms prohibits the amendment or termination of any such AN Benefit Plan.

     (g) As of the date hereof, except for AN Employee Agreements and AN Option Plans, AN and its Subsidiaries are not parties to any (i) agreement with any director, executive officer or other key employee of AN or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving AN or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from AN or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding AN or its Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (h) As of the date hereof, no collective bargaining agreement is binding and in force against AN or its Subsidiaries or is currently under negotiation, and no current employees of AN or its Subsidiaries are represented by any labor union. As of the date hereof, to AN's knowledge, no labor representation effort exists with respect to AN or its Subsidiaries.

     SECTION 3.9 Litigation. Schedule 3.9 hereto sets forth each suit, action or proceeding pending (as to which AN has received notice), or, to the knowledge of AN, threatened against AN, any of its Subsidiaries, or any of their properties or assets on the date hereof. Except as set forth on Schedule 3.9, none of the foregoing, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, if resolved adversely to AN or its Subsidiaries. As of the date hereof, neither AN nor any of its Subsidiaries, nor any of their respective properties, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, or which would prevent AN from consummating the transactions contemplated hereby.

     SECTION 3.10 No Default; Compliance with Applicable Laws. Neither AN nor any of its Subsidiaries is in default or violation in any material respect of any term, condition or provision of (i) its respective Charter or By-laws or other organizational documents, (ii) any AN Material Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to AN or any of its Subsidiaries or by which they or their respective assets may be bound (other than matters addressed in Sections 3.4, 3.8, 3.9, 3.11, and 3.12), excluding from the foregoing clauses (ii) and (iii), defaults or violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, or prevent AN from consummating the transactions contemplated hereby.

     SECTION 3.11  Taxes.  Except as set forth on Schedule 3.11:

          (a) AN and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, other than those Tax Returns for which extensions for filing have been obtained in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and
     (ii) duly paid in full all Taxes (as hereinafter defined) shown to be due on such Tax Returns or have provided adequate reserves in their financial statements for any Taxes that have not been paid. There are no liens on any of the assets of AN or any of its Subsidiaries that arose in connection with any delinquency in paying any tax.

          (b) As of the date hereof, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of AN or its Subsidiaries.

          (c) As of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against AN or any of its Subsidiaries (excluding extensions for filings that have been timely obtained), and no power of attorney granted by either AN or any of its Subsidiaries with respect to any Taxes is currently in force.

          (d) Neither AN nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

          (e) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     SECTION 3.12 Environmental Matters. (a) AN and its Subsidiaries have complied in all respects with all applicable Environmental Laws (as defined below), except to the extent that any failure to comply is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AN and its Subsidiaries, taken as a whole. There is no pending or, to the knowledge of AN, threatened, civil or criminal litigation, written notice or violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving AN or any of its Subsidiaries or any of their properties. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

     (b) With the exception of releases that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AN and its Subsidiaries, taken as a whole, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment by AN or any of its Subsidiaries, or, to the knowledge of AN, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by AN or any of its Subsidiaries. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

     SECTION 3.13 Insurance. AN and the Subsidiaries maintain adequate insurance with respect to the their respective businesses and are in compliance with all material requirements and provisions thereof.

     SECTION 3.14 Offer Documents; Proxy Statement; Registration Statement; Other Information. The information with respect to AN, its officers and directors and its Subsidiaries (i) to be contained in the Schedule 14D-9, (ii) supplied in writing by AN for inclusion in the Offer Documents, (iii) to be contained in the definitive joint Proxy Statement to be furnished to the respective shareholders of AN and the stockholders of MC pursuant to Section 5.2 and which will form a part of MC's Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC and will constitute a prospectus of MC with respect to the MC Shares to be issued in the Merger (the "Proxy Statement"), and (iv) to be contained in the Registration Statement will not, on the respective dates on which (A) the Schedule 14D-9, the Offer Documents or any amendment or supplement thereto are filed with the SEC (in the case of each respective document), (B) the Proxy Statement is first mailed to shareholders of AN and MC or on the date of the stockholders' meetings referred to in Section 5.2 (in the case of the Proxy Statement), (C) the Registration Statement becomes effective (in the case of the Registration Statement), and (D) in the case of the Proxy Statement and the Registration Statement, as such Proxy Statement or Registration Statement is then amended or supplemented, at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement made by AN in any earlier filing with the SEC or any amendment thereto or any earlier communication made by AN

(including the Proxy Statement) to shareholders of AN with respect to the Merger. When the Proxy Statement or any amendment or supplement thereto shall be mailed, and at the time of each meeting and at the Effective Time, the Proxy Statement will comply as to form with all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event with respect to AN, its officers and directors and its Subsidiaries should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, AN shall promptly so inform MC and such event shall be so described in an amendment or supplement to the Proxy Statement and such information in such amendment or supplement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement made by AN in any earlier filing with the SEC of such Proxy Statement, or any amendment or supplement thereto, or any earlier communication to shareholders of AN with respect to the Merger.

     SECTION 3.15 Transactions with Affiliates. Except as set forth in the AN SEC Documents or on Schedule 3.15, since December 31, 1995, neither AN nor any of its Subsidiaries has entered into any transaction with any current director or officer of AN or any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

     SECTION 3.16 Brokers. Other than the AN Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from AN in connection with the transactions contemplated by this Agreement. AN has informed MC of the compensation to be paid by AN to the AN Financial Advisor.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF MC

     MC represents and warrants to AN as follows:

     SECTION 4.1 Organization. (a) Each of MC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on MC and its Subsidiaries taken as a whole. MC and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating any of the transactions contemplated hereby.

     (b) MC has heretofore made available to AN a complete and correct copy of the Certificate of Incorporation and By-Laws or other organizational documents of MC and the organizational documents of each of its Subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon MC or any Subsidiary.

     (c) Schedule 4.1 identifies all the Subsidiaries of MC.

     (d) At the time of issuance, (i) the MC Shares and VCRs issued pursuant to the Merger or the Shareholders' Agreement will be duly authorized and validly issued, and the MC Shares will be fully paid and nonassessable and not subject to preemptive (or similar) rights; and (ii) the VCRs will represent unsecured obligations of MC ranking pari passu with all other general obligations of MC.

     SECTION 4.2 Capitalization. (a) The authorized capital stock of MC consists of 26,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $.01 per share. Schedule 4.2 sets forth the

(i) the number of issued and outstanding MC Shares as of the date hereof; (ii) the number of MC Shares that would be issuable by MC upon the exercise of all unexpired options to purchase MC Shares ("MC Options"), and date of vesting thereof, (iii) all MC Shares that would be issuable by MC pursuant to or in connection with each of the acquisition agreements or transactions identified in
Schedule 4.2 (the "MC Pending Transactions"); and (iv) all other MC Shares issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character. As of the date hereof, no shares of preferred stock are issued and outstanding or held in the treasury of MC, and no MC Shares are held in the treasury of MC. MC has taken all necessary corporate and other action to authorize and reserve and to permit it to issue MC Shares which may be issued pursuant to MC Options or the transactions contemplated hereby. There is no Voting Debt of MC or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 4.2, as of the date hereof, (i) there are no shares of capital stock of MC authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of MC or any of its Subsidiaries, obligating MC or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, MC or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligations of MC or any of its Subsidiaries, and (iii) there are no outstanding contractual obligations of MC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any MC Shares, or capital stock of MC or any Subsidiary or affiliate of MC.

     (b) All of the outstanding shares of capital stock of each of MC's Subsidiaries are beneficially owned by MC, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever, other than liens in favor of Toronto Dominion Bank or First National Bank of Boston.

     (c) Except for (i) the Voting Agreement dated August 31, 1994, as amended, which has been terminated effective at the Effective Time, and (ii) the Brock Voting Agreement dated May 15, 1996, there are no voting trusts or other agreements or understandings to which MC or any of its Subsidiaries is a party with respect to the voting of the capital stock of MC or any of its Subsidiaries. None of MC or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of MC, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     SECTION 4.3 Authorization; Validity of Agreement; MC Action. (a) MC has full corporate power and authority to execute and deliver this Agreement and the Shareholders' Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MC of this Agreement and the Shareholders' Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of MC and no other corporate action on the part of MC is necessary to authorize the execution and delivery by MC of this Agreement and the Shareholders' Agreement and the consummation by it of the transactions contemplated hereby and thereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding MC Shares). This Agreement and the Shareholders' Agreement have been duly executed and delivered by MC and (assuming due and valid authorization, execution and delivery hereof by the other parties hereto and thereto) are valid and binding obligations of MC enforceable against MC in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Board of Directors of MC also has approved the transactions contemplated by this Agreement, the Shareholders' Agreement and the MC Voting Agreement so as to render inapplicable thereto the provisions of Section 203 of the DGCL.

     SECTION 4.4 Consents and Approvals; No Violations; Licenses. (a) Neither the execution, delivery or performance of this Agreement or the Shareholders' Agreement by MC nor the consummation by MC of the transactions contemplated hereby or thereby nor compliance by MC with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or other organizational documents of MC or of any of its Subsidiaries, (ii) require on the part of MC any filing with, or permit, authorization, consent or approval of, any Governmental Entity except for (A) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the FCC, the Communications Act, state public utility or public service laws, the Securities Act, the DGCL, the TBCA, state or foreign laws relating to takeovers, state securities or blue sky laws, and the laws of other states in which MC is qualified to do or is doing business, or (B) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, would not have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby, (iii) except as disclosed on
Schedule 4.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MC or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which has been included as an exhibit to MC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "MC Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MC, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby.

     (b) MC or one of its Subsidiaries holds all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including without limitation, the FCC, or any State Authority, that are required for the conduct of their businesses as now being conducted, except for those the absence of which would not individually or in the aggregate have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole (collectively, "MC Licenses"). The MC Licenses are valid, in full force and effect, and the terms of said MC Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of MC or any of its Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. The MC Licenses granted, issued or entered by the FCC are subject to the Communications Act. There are no proceedings pending or, to the best knowledge of MC, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Entity relating to the business or operations of MC or any of its Subsidiaries or the MC Licenses, and there are no facts or conditions that reasonably could be expected to constitute grounds for the FCC to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any MC Licenses, that would, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on MC or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole.

     SECTION 4.5 SEC Reports and Financial Statements. MC and its Subsidiaries have filed with the SEC all forms, reports, schedules, statements, and other documents required to be filed by them with the SEC (as such documents have been amended since the time of their filing, collectively, the "MC SEC Documents"), and have filed all exhibits required to be filed with MC SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, MC SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of MC's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of MC included in MC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (including the related notes thereto) and for the quarter ended March 31, 1996, copies of which have been furnished to AN (together, the "MC Financial Statements"), have been prepared from, and are in accordance with, the books and records of MC and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments), and fairly present the consolidated financial position and the consolidated results of operations and cash flows of MC and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     SECTION 4.6 No Undisclosed Liabilities. Except (i) as disclosed in MC SEC Documents, (ii) set forth in Schedule 4.6, (iii) MC Pending Transactions, and
(iv) for liabilities incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole), since December 31, 1995, neither MC nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of MC and its Subsidiaries (including the notes thereto), and which individually or in which the aggregate, is reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole.

     SECTION 4.7 Absence of Certain Changes. Except as contemplated by this Agreement, for MC Pending Transactions, or as disclosed in MC SEC Documents or in Schedule 4.7 hereto, since December 31, 1995, (i) MC and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) there has not been any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of MC or its Subsidiaries which has had a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, and (iii) there has not been any action taken by MC or its Subsidiaries of a type described in clauses (i) through (ix) of Section 5.1(b).

     SECTION 4.8 Employee Benefit Plans; ERISA; Labor. (a) Schedule 4.8 hereto sets forth (i) a list of all employee benefit plans (including but not limited to plans described in section 3(3) of ERISA), maintained by MC, any of its Subsidiaries or any trade or business, whether or not incorporated (a "MC ERISA Affiliate"), which together with MC would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA ("MC Benefit Plans") and (ii) all employment, retention, and severance agreements with employees of MC and its Subsidiaries ("MC Employee Agreements"). True and complete copies of all current MC Benefit Plans and MC Employee Agreements have been made available to AN.

     (b) With respect to each MC Benefit Plan: (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan has received a determination letter from the IRS stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code, no such determination letter has been revoked and no such revocation has been threatened, nothing has occurred that could reasonably be expected to cause the relevant MC Benefit Plan to lose such qualification or exemption; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including state and federal securities laws; (iii) no breaches of fiduciary duty by MC, or, to MC's knowledge, by any other person have occurred that might reasonably be expected to give rise to material liability on the part of MC or any MC ERISA Affiliate; (iv) no disputes are pending, or, to the knowledge of MC, threatened that might reasonably be expected to give rise to material liability on the part of MC or any MC ERISA Affiliate; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of MC or any MC ERISA Affiliate;
(vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) to MC's knowledge, no MC Benefit Plans are presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs; and (viii) all monies withheld with respect to MC Benefit Plans have been transferred to the appropriate plan in accordance with the terms of such plan.

     (c) No MC Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any MC Benefit Plan a plan described in section 4063(a) of ERISA. No MC Benefit Plan is or has been subject to Title IV of ERISA.

     (d) No liability under Title IV of ERISA has been incurred by MC or any MC ERISA Affiliate (whether direct, indirect, actual, or contingent, and including, without limitation, withdrawal liability to a multiemployer plan), and no condition exists that presents a material risk to MC or any MC ERISA Affiliate of incurring a material liability under such Title. No MC Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 312 of the Code, whether or not waived.

     (e) With respect to each MC Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of MC or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law). All group health plans of MC and MC ERISA Affiliates have been operated in material compliance with the requirements of
Section 4980B (and its predecessor) and 5000 of the Code, and MC and MC ERISA Affiliates have provided, or will have provided prior to the Effective Date, to individuals entitled thereto all required notices and coverage pursuant to
Section 4980B, except to the extent that failure to provide such notice or coverage is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on MC and its Subsidiaries, taken as a whole.

     (f) No MC Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of MC or its Subsidiaries by its terms prohibits the amendment or termination of any such Benefit Plan.

     (g) As of the date hereof, except for MC Employee Agreements or as described in MC SEC Documents, MC and its Subsidiaries are not parties to any
(i) agreement with any director, executive officer or other key employee of MC or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving MC or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from MC or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding MC or its Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (h) As of the date hereof, no collective bargaining agreement is binding and in force against MC or its Subsidiaries or is currently under negotiation, and no current employees of MC or its Subsidiaries are represented by any labor union. As of the date hereof, to MC's knowledge, no labor representation effort exists with respect to MC or its Subsidiaries.

     SECTION 4.9 Litigation. Schedule 4.9 hereto sets forth each suit, action or proceeding pending (as to which MC has received notice), or, to the knowledge of MC, threatened against MC, any of its Subsidiaries, or their properties or assets on the date hereof. Except as set forth on Schedule 4.9 hereto, none of the foregoing, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, if resolved adversely to MC or its Subsidiaries. As of the date hereof, neither MC nor any of its Subsidiaries, nor any of their respective properties, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or which would prevent MC from consummating the transactions contemplated hereby.

     SECTION 4.10 No Default; Compliance with Applicable Laws. Neither MC nor any of its Subsidiaries is in default or violation in any material respect of any term, condition or provision of (i) its respective Certificate of Incorporation or By-laws or other organizational documents, (ii) any MC Material Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to MC or any of its Subsidiaries or by which they or their respective assets may be bound (other than matters addressed in Sections 4.4, 4.8, 4.9, 4.10, 4.11, and 4.12), excluding from the foregoing clauses (ii) and (iii), defaults or violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby.

     SECTION 4.11  Taxes.  Except as set forth on Schedule 4.11:

          (a) MC and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, other than those Tax Returns for which extensions for filing have been obtained in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and
     (ii) duly paid in full all Taxes (as hereinafter defined) shown to be due on such Tax Returns or have provided adequate reserves in their financial statements for any Taxes that have not been paid. There are no liens on any of the assets of MC or any of its Subsidiaries that arose in connection with any delinquency in paying any Tax.

          (b) As of the date hereof, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of MC or its Subsidiaries.

          (c) As of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against MC or any of its Subsidiaries (excluding extensions for filings that have been timely obtained), and no power of attorney granted by either MC or any of its Subsidiaries with respect to any Taxes is currently in force.

          (d) Neither MC nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

     SECTION 4.12 Environmental Matters. (a) MC and its Subsidiaries have complied in all material respects with all applicable Environmental Laws, except to the extent that any failure to comply is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole. There is no pending or, to the knowledge of MC, threatened, civil or criminal litigation, written notice or violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving MC or any of its Subsidiaries or any of their properties.

     (b) With the exception of releases that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, there have been no releases of any Materials of Environmental Concern into the environment by MC or any of its Subsidiaries, or, to the knowledge of MC, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by MC or any of its Subsidiaries.

     SECTION 4.13 Insurance. MC and the Subsidiaries maintain adequate insurance with respect to the their respective businesses and are in compliance with all material requirements and provisions thereof.

     SECTION 4.14 Offer Documents; Proxy Statement; Registration Statement; Other Information. The information with respect to MC, its officers and directors and its Subsidiaries (i) to be contained in the Offer Documents, (ii) to be contained in the Proxy Statement; and (iii) to be contained in the Registration Statement will not, on the respective dates on which (A) the Offer Documents or any amendment or supplement thereto are filed with the SEC (in the case of each respective document), (B) the Proxy Statement is first mailed to shareholders of AN and the stockholders of MC or on the date of the stockholders' meetings referred to in
Section 5.2 (in the case of the Proxy Statement), (C) the Registration Statement becomes effective (in the case thereof), and (D) in the case of the Proxy Statement and the Registration Statement, as such Proxy Statement or Registration Statement is then amended or supplemented, at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement made by MC in any earlier filing with the SEC of such Registration Statement or any amendment thereto (including the Proxy Statement). When the Registration Statement or any post-effective amendment thereto shall become effective and when the Proxy Statement or any amendment or supplement thereto shall be mailed, and at the time of each meeting and at the Effective Time, the Proxy Statement will comply as to form with all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event with respect to MC, its officers and directors and its Subsidiaries should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, MC shall promptly so inform AN and such event shall be so described in an amendment or supplement to the Registration Statements and such information in such amendment or supplement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement made by MC in any earlier filing with the SEC of such Registration Statement, or any amendment or supplement thereto, or any earlier communication to stockholders of MC with respect to the Merger.

     SECTION 4.15 Transactions with Affiliates. Except as set forth in MC SEC Documents or on Schedule 4.15, since December 31, 1995, neither MC nor any of its Subsidiaries has entered into any transaction with any current director or officer of MC or any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

     SECTION 4.16 Financing. MC has sufficient funds available (through existing credit arrangements or otherwise) to purchase Shares pursuant to the Offer and to pay all fees and expenses related to the transactions contemplated by this Agreement.

     SECTION 4.17 Share Ownership. As of the date hereof, neither MC nor any of its affiliates beneficially owns any Shares.

     SECTION 4.18 Brokers. Other than the MC Financial Advisor and Daniels & Associates, L.P., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from MC in connection with the transactions contemplated by this Agreement. MC has informed AN of the compensation to be paid by MC to the MC Financial Advisor and Daniels & Associates, L.P.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 Interim Operations of AN and MC. (a) AN covenants and agrees that, except (w) as contemplated by this Agreement, (x) as set forth in Schedule 5.1(a) or Annex D, (y) as agreed in writing by MC, or (z) as contemplated by the AN Pending Transactions, after the date hereof and prior the Effective Time:

          (i) the business of AN and its Subsidiaries shall be conducted only in, and AN and its Subsidiaries shall not take any action except in, the ordinary and usual course of business and consistent with past practice, and AN and its Subsidiaries shall use all reasonable efforts, consistent with past practice, to maintain and preserve their business organizations, assets, employees and advantageous business relations;

          (ii) AN will not, directly or indirectly, (A) sell, transfer or pledge or agree to sell, transfer or pledge any Shares, preferred stock or capital stock of any of its Subsidiaries beneficially owned by it, either directly or indirectly; or (B) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of AN;

          (iii) neither AN nor any of its Subsidiaries shall: (A) amend its Charter or by-laws; (B) issue, grant, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of AN or its Subsidiaries or any other ownership interests (including but not limited to stock appreciation rights or phantom stock), other than Shares reserved for issuance on the date hereof pursuant to the exercise of AN Options outstanding on the date hereof and options automatically granted pursuant to the 1992 Non-Qualified Stock Option Plan; (C) with the exception of the existing liens in favor of First National Bank of Chicago, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice;
     (D) incur any indebtedness other than borrowings under existing agreements or modify the terms of any indebtedness; (E) incur any material liability, other than borrowings permitted by clause (D) above of money under existing agreements or incurrence of other liabilities in the ordinary and usual course of business and consistent with past practice; or (F) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (iv) AN will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

          (v) neither AN nor any of its Subsidiaries shall modify, amend or terminate any AN Material Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

          (vi) each of AN and its Subsidiaries shall maintain in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring it with respect to its respective business and properties, in such amount and against such losses and risks as is usually carried by persons engaged in the same or similar businesses;

          (vii) neither AN nor any of its Subsidiaries shall; (A) except for or on behalf of Subsidiaries, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (B) make any loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of AN pursuant to AN's written obligations on the date hereof), other than in the ordinary course of business and consistent with past practice; or (C) enter into any commitment or transactions with respect to any of the foregoing (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

          (viii) neither AN nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

          (ix) except as permitted by Section 5.1(a)(xi), neither AN nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of AN or any of its Subsidiaries (other than the Merger);

          (x) neither AN nor any of its Subsidiaries will take, or agree to take any action that would result in any of the conditions set forth herein or in Annex A not being satisfied, unless the Board of Directors of AN makes a determination in accordance with Section 5.9(f) below;

          (xi) neither AN nor any of its Subsidiaries will acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division of any such entity; provided, however, that AN may engage in such a transaction if
     (i) AN notifies MC prior to entering into any such transaction, (ii) the purchase price for each such transaction is payable only in cash and such price does not exceed $5,000,000, and (iii) the purchase price for each such transaction does not exceed eight times annualized EBITDA for the most recent calendar quarter ended.

          (xii) neither AN nor any of its Subsidiaries will increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees of AN or its Subsidiaries who are not executive officers or directors of AN in the ordinary course of business and consistent with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement with, any present or former director, officer or other employee of AN or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, other than employment of non-executive officers in the ordinary course of business and consistent with past practice;

          (xiii) neither AN nor any of its Subsidiaries will make any material tax election or settle or compromise any material federal, state, local or foreign tax liability except for settlements that would not be material to AN or do not otherwise materially impair the business of AN;

          (xiv) neither AN nor any of its Subsidiaries will settle or compromise any pending or threatened suit, action or claim, which settlement or compromise is material or which relates to the transactions contemplated hereby;

          (xv) neither AN nor any of its Subsidiaries will pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (A) reflected or reserved against in the financial statements of AN, (B) incurred in the ordinary course of business and consistent with the past practice or (C) incurred in a manner not otherwise prohibited under this Section 5.1(a);

          (xvi) AN shall not effect a registration under the Securities Act with respect to Shares held by any person and entity, other than the registration on a Registration Statement on Form S-8 of Shares to be issued pursuant to AN Options and the registration of Shares pursuant to registration rights agreements in effect on the date hereof or pursuant to the Shareholders' Agreement;

          (xvii) neither AN nor any of its Subsidiaries will modify or amend any AN Pending Transaction in any manner that would increase the consideration payable pursuant to such transaction; and

          (xviii) neither AN nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     (b) MC covenants and agrees that except (w) as contemplated by this Agreement or the Shareholders' Agreement, (x) as set forth in Schedule 5.1(b),
(y) as agreed in writing by AN, or (z) as contemplated by any MC Pending Transactions, after the date hereof and prior to the Effective Time:

          (i) MC will not (A) amend its Certificate of Incorporation or By-Laws; or (B) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock, provided, that the Board of Directors of MC may adopt a resolution to amend MC's Certificate of Incorporation to increase the number of authorized MC Shares by 7,500,000, and if the Board of Directors of MC declares that such amendment is advisable, the Board may submit such resolution for a vote of the stockholders at the Meeting, and if such amendment is approved at the Meeting, MC may so amend its Certificate of Incorporation;

          (ii) MC will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

          (iii) MC will not, directly or indirectly, split, combine or reclassify the outstanding MC Shares;

          (iv) with the exception of the existing liens in favor of Toronto Dominion Bank and the First National Bank of Boston, neither MC nor any of its Subsidiaries will issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of MC or its

     Subsidiaries, other than (A) issuances of MC Shares reserved for issuance on the date hereof upon exercise of MC Options outstanding on the date hereof, (B) issuances by MC of MC Shares or other securities for the fair market value of such MC Shares or other securities at the time of such issuance, provided, that the issuance of MC Shares pursuant to an acquisition agreement with a third party on terms negotiated on an arms' length basis or the issuance of other securities convertible into MC Shares to an unaffiliated third party on terms negotiated on an arms' length basis shall be deemed for purposes hereof the issuance of MC Shares at the fair market value of such MC Shares, and (C) the granting (and issuance of MC Shares upon exercise) of options pursuant to MC's director and employee stock option plans as in effect on the date hereof, with exercise prices equal to the fair market value of MC Shares on the date of grant.

          (v) MC will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of MC or any of its Subsidiaries;

          (vi) neither MC nor any of its Subsidiaries will take, or agree to take, any action that would result in any of the conditions set forth herein or in Annex A not being satisfied;

          (vii) neither MC nor any of its Subsidiaries will consummate any acquisitions (by merger, consolidation, or acquisition of stock or assets or otherwise), other than MC Pending Transactions; provided, that MC may make acquisitions to the extent that they (A) comply with the requirements of Section 5.1(b)(iv)(B), (B) do not involve businesses that would be considered "significant subsidiaries" within the meaning of Rule 1-02(v) of Regulation S-X, and (C) do not result in the issuance of more than 3,000,000 MC Shares in the aggregate;

          (viii) neither MC nor any of its Subsidiaries shall engage in any business other than that conducted in the telecommunications industry; and

          (ix) neither MC nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     SECTION 5.2 Stockholder Approval; Meetings; Etc. (a) Subject to the fiduciary duties of AN's Board of Directors and MC's Board of Directors under applicable law, as the case may be, each of AN and MC will take all action necessary in accordance with applicable law, the rules of Nasdaq, this Agreement and AN's or MC's, as the case may be, Charter and By-Laws to convene a meeting of its stockholders (each, a "Meeting") as promptly as practicable after consummation of the Offer to consider and vote upon a proposal to adopt this Agreement (the "Proposal"). Subject to a determination of the respective Board of Directors of AN and MC made in accordance with Section 5.9(f), each of AN and MC will (i) recommend that their respective stockholders vote in favor of the Proposal and (ii) use their respective best efforts to cause to be solicited proxies from stockholders of AN or MC, as the case may be, to be voted at their Meetings in favor of the Proposal and to take all other actions necessary or advisable to secure the vote or consent of stockholders required to effect the Merger. MC agrees to vote all Shares purchased in the Offer or pursuant to the Shareholders' Agreement in favor of the Proposal. In addition, AN shall present a resolution to be approved by the affirmative vote of the outstanding Shares as required by Section 48-103-503(a) of the Tennessee Greenmail Act in order to exempt the transactions contemplated by Section 5.16 from the provisions thereof.

     (b) MC shall use its best efforts to cause, immediately prior to the Effective Time, Ray M. Russenberger and Elliott H. Singer to be appointed to the Board of Directors of the Surviving Corporation, to serve in the classes set forth on Annex B.

     (c) MC agrees to use its reasonable best efforts to take the actions described in Section 3.3.2 and 3.3.3 of the Shareholders' Agreement.

     SECTION 5.3 Proxy Statement, Registration Statement, Etc. (a) AN and MC shall promptly after consummation of the Offer prepare and file with the SEC under the Exchange Act, and shall use their best efforts to have cleared by the SEC and shall thereafter promptly mail to their stockholders, the Proxy Statement for the Meetings, which shall also constitute the prospectus included in the Registration Statement to be filed by MC pursuant to Section 5.3(b) hereof. The Proxy Statement shall be mailed to stockholders of each of AN and MC, as the case may be, at least 20 business days in advance of the date of its Meeting. MC shall furnish AN, and AN shall furnish MC, with all information and shall take such other action as AN or MC, as the case may be, may reasonably request in connection with the Proxy Statement. Subject to a determination of the respective Board of Directors of AN and MC made in accordance with Section 5.9(f), the Proxy Statement shall contain the recommendation of each Board of Directors that stockholders of AN and MC, as the case may be, approve and adopt the Proposal.

     (b) MC shall promptly after consummation of the Offer prepare and file with the SEC under the Securities Act the Registration Statement with respect to MC Shares and the VCRs to be issued in the Merger and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. MC shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of MC Shares and the VCRs in the Merger, including qualification under the Trust Indenture Act with respect to the VCRs. AN shall furnish MC with all information and shall take such other action as MC may reasonably request in connection with any such action.

     (c) AN and MC shall notify one another of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information, and shall promptly supply one another with copies of all correspondence between any of them (or their representatives) and the SEC (or its staff) with respect thereto. If, at any time prior to either Meeting, any event should occur relating to or affecting AN, MC, or their respective officers or directors, which event should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, mailing to AN's or MC's stockholders, as the case may be, such amendment or supplement.

     (d) Notwithstanding anything to the contrary in this Agreement, AN shall have no obligation to mail the Proxy Statement to its shareholders unless and until AN shall have received a "comfort letter" from Deloitte and Touche LLP, the independent auditors of MC, in the form, scope and content contemplated by Statement of Auditing Standards No. 49 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 49"), relating to financial statements and other financial data with respect to MC and its consolidated Subsidiaries included or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by AN, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

     (e) Notwithstanding anything to the contrary contained in this Agreement, MC shall not mail the Proxy Statement to its stockholders unless and until the Registration Statement has been declared effective under the Securities Act, and MC shall have no obligations to mail the Proxy Statement to its stockholders unless and until MC shall have received a "comfort letter" from Arthur Andersen LLP, the independent auditors of AN, in the form, scope, and content contemplated by SAS 49, relating to the financial statements and other financial data with respect to AN and its consolidated Subsidiaries included or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by MC, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

     SECTION 5.4 Compliance with the Securities Act. (a) Prior to the Effective Time, AN shall cause to be delivered to MC a list identifying all persons who are, at the time of the Meeting, considered by AN to be "affiliates" of AN for purposes of Rule 145 under the Securities Act (the "Affiliates").

     (b) AN shall use reasonable efforts to cause each person who is identified as an affiliate of AN to deliver to MC on or prior to the Effective Time a written agreement, in such form as may be agreed to by the parties, that such person will not offer to sell, sell or otherwise dispose of any of MC Shares issued to such person in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act. The Surviving Corporation shall be entitled to place appropriate legends on the certificates evidencing MC Shares to be received by such affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for MC Shares, to the effect that MC Shares received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption provided from registration under the Securities Act. The foregoing restrictions on the transferability of MC Shares shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such affiliate pursuant to the Merger and to all purported reductions in the interest in or risks relating to such MC Shares.

     SECTION 5.5 Nasdaq Listing. MC shall use all reasonable efforts to cause MC Shares to be admitted for quotation on the Nasdaq National Market System.

     SECTION 5.6 Approvals and Consents; Cooperation. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Offer and this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing, including using all reasonable efforts: (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts; (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign laws or regulations; (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and Communications Act and submissions of information requested by Governmental Entities; and (v) to fulfill all conditions to this Agreement. Each of AN and MC further covenants and agrees that, prior to the exercise by MC of its right to terminate the Offer under paragraphs (c) or (d) of Annex A hereto, each of AN and MC shall use its respective best efforts (which shall not be construed to require the payment of any money to a third party (other than legal counsel) or the divestiture of any business or assets) to prevent, with respect to a threatened or pending preliminary or permanent injunction or the other order, decree or ruling or statute, rule, regulation or executive order specified in such paragraphs, the entry, enactment or promulgation thereof, as the case may be. For purposes of the foregoing, the obligation of MC to use "best efforts" or "reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a modification of the terms of such documents, except as expressly contemplated hereby or to make any monetary payment in consideration of such waiver, consent or approval.

     (b) AN and MC shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

     (c) Within fifteen business days of the date of this Agreement, or as soon thereafter as practicable, MC and AN shall prepare and make all filings (the "Regulatory Filings") required to be made with the FCC pursuant to the Communications Act and with any State Authority as are required to permit the consummation of the Merger and shall thereafter promptly make any additional or supplemental submissions required or requested by the FCC and any such State Authority. With respect to the Regulatory Filings, counsel to AN shall be responsible for preparing, with the advice and consent of counsel to MC, the transferor's portion of the submissions with respect to the AN Licenses, and counsel to MC shall be responsible for preparing, with the advice and consent of counsel to AN, the transferee's portion of such submissions. Counsel to AN shall also be responsible for preparing, with the advice and consent of counsel to MC, any pro forma transfer applications with respect to the AN Licenses that are required to permit the Merger. All filing fees associated with the preparation and filing of Regulatory Filings pursuant to this Section 5.6(c) shall be shared equally by MC and AN. Each party shall bear its own counsel fees in connection with the Regulatory Filings.

     (d) Notwithstanding any provision of this Agreement or the Shareholders' Agreement to the contrary, MC shall not assume, either directly or indirectly, de jure or de facto control of AN without the prior consent of the FCC and any State Authority of competent jurisdiction. Nothing contained herein shall, without the prior consent of the FCC and any State Authority of competent jurisdiction, give MC any control or responsibility for (i) AN's facilities, including without limitation control of use of the facilities; (ii) daily operations; (iii) policy decisions, including preparing and filing applications with the FCC; (iv) employment, supervision and dismissal of personnel; or (v) payment of financing obligations, including expenses arising out of operations. Without the prior consent of the FCC and any State Authority of competent jurisdiction, MC shall not receive any monies and profits derived from the operation of the AN facilities.

     SECTION 5.7 Access to Information. Upon reasonable notice, each of AN and MC shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of MC or AN, as the case may be, access, during normal business hours during the period prior to the Effective Time, to all its officers, employees, properties, facilities, books, contracts, commitments and records and, during such period, each of AN and MC shall (and shall cause each of its Subsidiaries to) furnish promptly to MC or AN, as the case may be (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as MC or AN, as the case may be, may reasonably request. Each of MC and AN will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between AN and MC, dated on or about November 22, 1995 (the "Confidentiality Agreement"). No investigation pursuant to this
Section 5.7 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto. Without limiting the foregoing, prior to the earlier of the Effective Time or the termination of the Agreement, each party shall have the right to have no more than two (2) representatives, who shall be directors or members of senior management of such party, attend regular or special meetings of the Board of Directors of the other party; provided, that such representatives may not attend any portion of any meeting concerning this Agreement or the transactions contemplated hereby. Each party will give reasonable notice to the other of such meetings, and the party's representatives may be present by telephone.

     SECTION 5.8 Employee Benefits and Relocation Matters. (a) MC agrees to use its reasonable best efforts to maintain a southeast/southwest regional operations center in Pensacola, Florida for a period not less than three years from the Effective Time, provided that such operations center may be closed in the event of a consolidation or merger of MC or a sale of substantially all of the assets of MC or of a majority of MC's common stock outstanding after the Effective Time.

     (b) The parties' agreement with respect to certain employment matters is set forth in Annex D hereto.

     SECTION 5.9 No Solicitation by AN. (a) AN, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease all existing discussions or negotiations, if any, with any parties (other than MC) conducted heretofore with respect to any AN Acquisition Proposal. For purposes of this Agreement, "AN Acquisition Proposal" shall mean any proposal relating to (i) a possible acquisition of AN, whether by way of merger, purchase of all or substantially all of the assets of AN, or any similar transaction, or (ii) a tender offer for more than 5% of the Shares (excluding any AN Pending Transaction or any other transactions permitted by Section 5.1(a)).

     (b) AN may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access, to any person made after the date hereof which was not encouraged, solicited or initiated by AN or any of its affiliates or any of their respective officers, directors, employees, representatives, financial advisors or agents after the date hereof, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such party concerning any AN Acquisition Proposal, but only if (i) such party has submitted a written proposal to the Board of Directors of AN relating to any such transaction involving economic consideration per Share that the Board of Directors of AN reasonably believes is economically superior to the consideration to be paid hereunder and which does not include or contemplate any condition relating to the obtaining of funds for such AN Acquisition Proposal and (ii) the Board of Directors of AN has made a determination in accordance with Section 5.9(f). AN shall notify MC immediately if any written or oral AN Acquisition Proposal is made and shall keep MC promptly advised of all written or oral AN Acquisition Proposals, provide a copy of any written AN Acquisition Proposal and provide in writing the terms of all oral AN Acquisition Proposals.

     (c) Except as set forth in this Section 5.9, neither AN or any of its affiliates, nor any of their respective officers, directors, employees, representatives, financial advisors or agents, shall, directly or indirectly, encourage or solicit submission of any inquiries, proposals or offers by; participate in or initiate any discussions or negotiations with; disclose any information about AN or its Subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with any corporation, partnership, person or other entity or group (other than MC, any affiliate or associate of MC or any designees of MC) in connection with any AN Acquisition Proposal; provided that the Board of Directors of AN shall not recommend that the shareholders of AN tender their Shares in connection with any tender offer unless the Board of Directors of AN makes a determination in accordance with
Section 5.9(f).

     (d) AN agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which AN is a party, unless the Board of Directors of AN makes a determination in accordance with Section 5.9(f). AN will use all reasonable efforts to have all copies of all nonpublic information it or AN Financial Advisor has distributed to other potential purchasers returned to it as soon as possible after the date hereof.

     (e) Nothing contained in this Section 5.9 shall prohibit AN or its Board of Directors from taking and disclosing to AN's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making such disclosure to AN's shareholders or otherwise if the Board of Directors makes a determination in accordance with Section 5.9(f).

     (f) For purposes of this Agreement, any determination of directors made in accordance with this Section 5.9(f) shall mean that directors constituting a majority of all directors then in office of AN shall reasonably determine in good faith, after consultation with and based upon the advice of independent legal counsel, that the taking of action or the failure to take action (or to withdraw or modify a recommendation) would constitute a breach of such directors' fiduciary duties to stockholders of AN under applicable law.

     SECTION 5.10 No Solicitation by MC. (a) MC, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease all existing discussions or negotiations, if any, with any parties (other than AN) conducted heretofore with respect to any MC Acquisition Proposal. For purposes of this Agreement, "MC Acquisition Proposal" shall mean any proposal relating to (i) a possible acquisition of MC, whether by way of merger, purchase of all or substantially all of the assets of MC, or any similar transaction, or (ii) a tender offer for more than 5% of the MC Shares (excluding any MC Pending Transactions or any other transactions permitted by Section 5.1(b)).

     (b) MC may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access, to any person made after the date hereof which was not encouraged, solicited or initiated by MC or any of its affiliates or any of their respective officers, directors, employees, representatives, financial advisors or agents after the date hereof, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such party concerning any MC Acquisition Proposal, but only if the Board of Directors of MC has made a determination in accordance with Section 5.10(f). MC shall notify AN immediately if any written or oral MC Acquisition Proposal is made and shall keep AN promptly advised of all written or oral MC Acquisition Proposals, provide a copy of any written MC Acquisition Proposal and provide in writing the terms of all oral MC Acquisition Proposals.

     (c) Except as set forth in this Section 5.10, neither MC or any of its affiliates, nor any of their respective officers, directors, employees, representatives, financial advisors or agents, shall, directly or indirectly, encourage or solicit submission of any inquiries proposals, or offers by; participate in or initiate any discussions or negotiations with, or disclose any information about MC or any Subsidiaries to, or otherwise assist, facilitate, or encourage, or enter into any agreement or understanding with, any corporation, partnership, person or other entity or group (other than AN, any affiliate or associate of AN or any designees of AN) in connection with any MC Acquisition Proposal; provided that the Board of Directors of MC shall not recommend that the stockholders of MC tender their MC Shares in connection with any tender offer unless the Board of Directors of MC makes a determination in accordance with Section 5.10(f).

     (d) MC agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which MC is a party, unless the Board of Directors of MC makes a determination in accordance with Section 5.10(f). MC will use all reasonable efforts to have all copies of all nonpublic information it or MC Financial Advisor has distributed to other potential companies returned to it as soon as possible after the date hereof.

     (e) Nothing contained in this Section 5.10 shall prohibit MC or its Board of Directors from taking and disclosing to MC's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making such disclosure to MC's stockholders or otherwise if the Board of Directors makes a determination in accordance with Section 5.10(f).

     (f) For purposes of this Agreement, any determination of directors made in accordance with this Section 5.10(f) shall mean that directors constituting a majority of all directors then in office shall reasonably determine in good faith, after consultation with and based upon the advice of independent legal counsel, that the taking of action or the failure to take action (or to withdraw or modify a recommendation) would constitute a breach of such directors' fiduciary duties to stockholders of MC under applicable law.

     SECTION 5.11 Brokers or Finders. Each of MC and AN represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except the AN Financial Advisor, whose fees and expenses will be paid by AN in accordance with its agreement with such firm, and the MC Financial Advisor and Daniels & Associates L.P., whose fees and expenses will be paid by MC in accordance with MC's agreement with such firms. Each of MC and AN agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

     SECTION 5.12 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to MC and AN. Thereafter, so long as this Agreement is in effect, neither AN, MC nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by the rules of Nasdaq.

     SECTION 5.13 Notification of Certain Matters. AN shall give prompt notice to MC and MC shall give prompt notice to AN of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of AN or MC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section 5.13 (a) is not required until an executive officer of AN or MC, as the case may be, has actual knowledge of the circumstance requiring such notice and (b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.14  Directors' and Officers' Insurance and Indemnification.

          (a) From and after the Effective Time, MC shall, or shall cause the Surviving Corporation, to the fullest extent permitted under applicable law, AN's Charter, By-Laws or indemnification agreements in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit, to indemnify, defend and hold harmless all persons who are now, or have been at any time prior to the date hereof, or who become prior to the Effective Time, an officer, director, employee or agent of AN or any of its Subsidiaries, or who are or were serving at the request of AN or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, trust, limited liability company or other business enterprise (each, an "Indemnified Party"), against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses) judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of AN or any of its Subsidiaries; or (ii) this Agreement, or any of the transactions contemplated hereby or thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Without limiting the foregoing, in the event that any Claim is brought against an Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to them, and MC (or prior to the Effective Time, AN) shall advance the fees and expenses of such counsel for the Indemnified Party in accordance with Section 12(a) of Article 12 of the Charter of AN in effect on the date hereof.

          (b) MC and AN agree that the Surviving Corporation's Certificate of Incorporation shall contain provisions no less favorable with respect to rights to indemnification and limitations on liability provided in AN's Charter and By-Laws as in effect as of the date hereof, for a period of six
     (6) years from the Effective Time to the extent such rights are consistent with the DGCL; provided, that, in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law, MC's Certificate of Incorporation or By-Laws or such agreements, as the case may be, shall be made by independent legal counsel selected by MC and reasonably acceptable to the Indemnified Party and; provided further, that nothing in this Section 5.14 shall impair any rights or obligations of any present or former directors or officers of AN.

          (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.14, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.14 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

          (d) MC or the Surviving Corporation shall use all reasonable efforts to maintain AN's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than six (6) years after the Effective Date; provided, (i) that MC may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; and (ii) if the existing D&O Insurance expires or is canceled during such period, MC or the Surviving Corporation will use reasonable efforts to obtain substantially similar D&O Insurance to the extent available.

     SECTION 5.15 Expenses. Except as otherwise provided in the penultimate sentence of Section 5.6(c) and in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that the filing fee for the Proxy Statement or Registration Statement, and all expenses incurred in connection with the printing and mailing of the Proxy Statement and prospectus included in the Registration Statement shall be borne one-half by AN and one-half by MC. The payment of costs and expenses by MC or AN shall not reduce any consideration paid in the Merger. Notwithstanding the foregoing, the costs and expenses incurred in connection with the Shareholders' Agreement will be paid in accordance with the terms of such Agreements.

     SECTION 5.16  Repurchase Option.  (a) For the purposes of this Section
5.16:

          A "Repurchase Event" shall occur automatically if (i) either (A) the Offer has been consummated or (B) a Scenario II Trigger Event (as defined in the Shareholders' Agreement) shall have occurred, (ii) AN is not in material breach of any of its obligations under this Agreement entitling MC to terminate this Agreement, (iii) there has been no AN Termination Fee Event (as hereinafter defined) and (iv) this Agreement has been terminated in accordance with its terms.

          "Interest Payment Event" shall mean, in the case of a Repurchase Event, the occurrence of any of the following (i) a Final Regulatory Order (as hereinafter defined) by the FCC or any State Authority has been entered prohibiting the transfer of the AN Licenses to MC; (ii) the entry of a non-appealable final order by a court of competent jurisdiction prohibiting the consummation of the Merger, or (iii) November 16, 1996 (provided that, if at November 16, 1996 the sole reason the Merger shall not have occurred is the failure to obtain a Final Regulatory Order permitting the consummation of the Merger from the FCC, such date shall be February 16,
     1997).

          "AN Termination Fee Event" shall mean the termination of this Agreement in accordance with its terms solely pursuant to Sections 7.1(d)(iv) or (v).

          "Regulatory Order" shall mean an action taken or order issued by the FCC with respect to the AN Licenses as to which (i) no request for stay by the FCC of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; and (ii) with respect to an action taken or order issued by the FCC granting consent to the Merger, such consent shall be without material adverse conditions, other than conditions that have been agreed to by AN and MC or that are routine conditions with respect to transfers of this nature. A "Final Regulatory Order" shall mean a Regulatory Order as to which (i) no petition for rehearing or reconsideration of the action or order is pending before the FCC and the time for filing any such petition has passed; and (ii) the FCC does not have the action or order under reconsideration on its own motion and the time for such reconsideration has passed.

          "Repurchase Period" shall mean the period commencing upon the occurrence of the Repurchase Event and ending on the earlier of (i) the first anniversary of a Repurchase Event and (ii) the sale or distribution of all Repurchase Shares.

          "Repurchase Shares" means all Shares purchased by MC and/or its affiliates pursuant to the Offer, the Shareholders' Agreement or otherwise.

          "Voting Stock" means the Shares or any other shares of the capital stock of AN having the ordinary power to vote in the election of directors.

     (b) In the event of a Repurchase Event and during the Repurchase Period,
(i) MC shall not (A) acquire any additional Shares or other Voting Stock other than pursuant to any stock dividend, stock split or similar event, (B) solicit proxies with respect to Voting Stock of AN or be a "participant" in an "election contest" or "solicitation" (as such terms are used in Regulation 14A under the Exchange Act) with respect to Voting Stock of AN, (C) deposit any Voting Stock of AN or the Repurchase Shares into a voting trust, (D) propose or advise any other entity to propose any MC Acquisition Proposal, or (E) act in concert with any person for the purpose of holding any Voting Stock of AN; and (ii) the Repurchase Shares may only be voted pro rata with the Shares voted by all other shareholders of AN (excluding MC and its affiliates) with respect to all matters. Notwithstanding the foregoing, (x) MC may sell, transfer or otherwise dispose of any Shares 90 days after the termination of this Agreement if this Agreement is terminated solely pursuant to Section 7.1(d)(v), (y) MC may tender or exchange Repurchase Shares into any tender offer or AN Acquisition Proposal with respect to which the Board of Directors of AN has recommended to AN's shareholders that they accept such tender offer or AN Acquisition Proposal and tender or exchange their Shares pursuant to such tender offer or AN Acquisition Proposal (provided that to the extent the Repurchase Shares are not purchased or exchanged pursuant to such tender offer or AN Acquisition Proposal under this clause (y), such Repurchase Shares shall remain subject to the provisions of this Section 5.16), and (z) MC may pledge the Repurchase Shares pursuant to a bona fide pledge to secure indebtedness of MC or any of its Subsidiaries, provided, that such Repurchase Shares will remain subject to the provisions of this Section 5.16.

     (c) In the event of an Interest Payment Event, AN shall have the right during the period ending 90 days after the Repurchase Event either to (i) repurchase all the Repurchase Shares or (ii) designate a third party to purchase the Repurchase Shares, which third party shall repurchase such Repurchase Shares, in each case at a price per Share equal to (x) with respect to the Repurchase Shares purchased pursuant to the Offer, the Offer Price plus an interest factor of 10.125% per annum commencing on the date of the consummation of the

Offer and ending on the date of such purchase of the Repurchase Shares and (y) with respect to the Repurchase Shares purchased pursuant to the Shareholders' Agreement, cash equal to the price paid therefor (such price with respect to consideration consisting of MC Shares to be equal to the Average MC Share Price used in determining the consideration paid therefor) plus an interest factor of 10.125% per annum commencing on the date any such cash was paid and ending on the date of such purchase; provided, that in the event of such an election, the repurchase shall not occur any earlier than six months and one day after the Shares were acquired by MC.

     (d) In the event of any Repurchase Event which is not an Interest Payment Event, AN shall have the right during the period ending 90 days after the Repurchase Event either to (i) repurchase all the Repurchase Shares or (ii) designate a third party to purchase the Repurchase Shares, which third party shall repurchase such Repurchase Shares, in each case at a price per Share equal to (x) with respect to the Repurchase Shares purchased pursuant to the Offer, the Offer Price and (y) with respect to the Repurchase Shares purchased pursuant to the Shareholders' Agreement, the price paid therefor (such price with respect to consideration consisting of MC Shares to be equal to the Average MC Share Price used in determining the consideration paid therefor).

     (e) (i) If a Repurchase Event occurs and AN has not elected to purchase any Repurchase Shares pursuant to paragraph (c) or (d), as applicable, or (ii) upon request by MC given within 90 days after this Agreement has been terminated due to an AN Termination Fee Event or solely pursuant to Section 7.1(d)(iii), then AN and MC shall cooperate in good faith to sell all of the Repurchase Shares in an orderly and reasonably widespread distribution, subject to the following:

          (a) In the event of an underwritten public offering, AN shall be entitled to select the lead underwriter, which shall be reasonably acceptable to MC, and MC shall be entitled to select one or more co-managing underwriters, which shall be reasonably acceptable to AN.

          (b) All sales shall be made at market prices or, in the case of an underwritten public offering, the price at which such underwriter reasonably determines. MC shall bear all expenses incurred in connection with such sales, including underwriter's discounts, commissions and expenses, except for AN's legal fees, accounting fees and other expenses, which shall be borne in all cases by AN.

     (f) Notwithstanding the provisions of Section 7.3 hereof, the provisions of this Section 5.16 shall survive any termination of this Agreement.

     SECTION 5.17 Fair Price Statute. If any "fair price" or "control share acquisition" or "anti-takeover" statute, or other similar statute or regulations or any state "blue sky" statute shall become applicable to the transactions contemplated hereby or by the Shareholders' Agreement, AN and the members of the Board of Directors of AN shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

     SECTION 5.18 Further Assurances. Each party hereto shall take all such actions and execute all such documents and instruments that are reasonably requested by the other party to carry out the intent of the parties under this Agreement, and in particular, AN shall take all such actions necessary to obtain the release, or assignment to MC's lenders, of all liens in favor of First National Bank of Chicago prior to the Effective Time, including executing and delivering for filing appropriate UCC-3 statements and other necessary documents for release or assignment of such liens.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.1  Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

          (a) Purchase of Shares in Offer. MC shall have purchased Shares pursuant to the Offer or pursuant to the Shareholders' Agreement;

          (b) Stockholder/Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of capital stock of MC and AN in accordance with the DGCL and TBCA and the respective Certificates of Incorporation/Charters and By-Laws of MC and AN;

          (c) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Government Entity preventing the Merger or the consummation of the transactions contemplated hereby, and all orders and approvals from Governmental Entities required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

          (d) Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

          (e) Regulatory Approval. A Regulatory Order permitting the Merger to be consummated shall have been received from the FCC (or at the election of MC, approval shall have been received from the FCC), and Regulatory Orders permitting the Merger to be consummated shall have been received from any requisite State Authorities;

          (f) HSR Act. The expiration or early termination of any waiting period under the HSR Act shall have occurred;

          (g) Registration Statement. The Registration Statement for MC Shares and VCRs, and the Trust Indenture Act qualification for VCRs, shall have been declared effective and no stop order with respect thereto shall be in effect at the Effective Time; and

          (h) Nasdaq Listing. The MC Shares to be issued in the Merger shall have been admitted for quotation on the Nasdaq National Market System.

     SECTION 6.2 Conditions to Obligations of AN to Effect the Merger. The obligation of AN to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

          (a) MC shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

          (b) The representations and warranties of MC contained in this Agreement shall have been true and correct in all material respects at the time when made, and (except for representations made as of a certain date) shall be deemed made again on the Closing Date and shall be true in all material respects as of such date, except for changes specifically permitted by this Agreement;

          (c) Except for the transactions contemplated by this Agreement, and except for matters which affect generally the economy or the industry in which MC and its Subsidiaries are engaged, as of the Closing Date, there shall not have occurred any change in the business, properties, assets, liabilities, financial conditions, cash flows, operations, licenses, franchises or results of operations of MC or its Subsidiaries which has a Material Adverse Effect on MC and its Subsidiaries, taken as a whole;

          (d) AN shall have received a certificate from MC, signed on behalf of MC by the Chief Executive Officer or Chief Financial Officer of MC, dated the Closing Date, to the effect that the conditions set forth in paragraph
     (a), (b) and (c) above have been satisfied; and

          (e) AN shall have received the opinion of Wilmer, Cutler & Pickering, dated the Closing Date and in a form reasonably acceptable to AN, to the effect that MC Shares and VCRs to be issued in the Merger have been duly authorized, and when issued in accordance with this Agreement will be validly issued, and with respect to MC Shares, fully paid and nonassessable and no holder of any MC Shares outstanding as of such date has any preemptive or other rights to subscribe for MC Shares pursuant to the DGCL, the Certificate of Incorporation or pursuant to agreements of MC set forth on a schedule to such opinion, which MC will have certified to such counsel as representing all agreements which contain preemptive right or rights to subscribe for MC Shares.

     SECTION 6.3 Conditions to Obligations of MC to Effect the Merger. The obligation of MC to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

          (a) AN shall have performed or complied in all material respects with all obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time;

          (b) The representations and warranties of AN contained in this Agreement shall have been true and correct in all material respects at the time when made, and (except for representations made as of a certain date) shall be deemed made again on the Closing Date and shall be true in all material respects as of such date, except for changes specifically permitted by this Agreement;

          (c) Except for the transactions contemplated by this Agreement and the Shareholders' Agreement, and except for matters which affect generally the economy or the industry in which AN and its Subsidiaries are engaged, as of the Closing Date, there shall not have occurred any change in business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of AN or its Subsidiaries which has a material adverse effect on AN and its Subsidiaries taken as a whole;

          (d) MC shall have received a certificate from AN, signed on behalf of AN by the Chief Executive Officer or Chief Financial Officer of AN, dated the Closing Date, to the effect that the conditions set forth in paragraph
     (a), (b) and (c) above have been satisfied.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual written consent of MC and AN.

          (b) By either AN or MC:

             (i) If any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or other action the parties hereto shall use their reasonably efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

             (ii) If the Merger shall not have occurred by November 15, 1996, provided, that if at November 16, 1996, the sole reason the Merger shall not have occurred is the failure to obtain a Final Regulatory Order permitting the consummation of the Merger from the FCC, MC may extend the date in this clause (ii) to February 16, 1997, provided, further, that the foregoing date may be extended for an additional 60 days at MC's option following an event described in Section 3.3.2 or 3.3.3 of the Shareholders' Agreement if necessary to allow time for the Meeting, provided, further, that notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before November 16, 1996 (or February 16, 1997, as the case may be).

          (c) By AN:

             (i) if MC shall have terminated the Offer, or the Offer shall have expired, without MC purchasing any Shares pursuant thereto; provided that AN may not terminate this Agreement pursuant to this Section 7.1(c)(i) if AN is in material breach of any of its covenants or agreements in this Agreement;

             (ii) if, due to an occurrence that, if occurring after the commencement of the Offer, would result in a failure to satisfy any of the conditions set forth in Annex A hereto, MC or any of its affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that AN may not terminate this Agreement pursuant to this
        Section 7.1(c)(ii) if AN is in material breach of any of its covenants or agreements in this Agreement;

             (iii) if MC shall have failed to perform and comply in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement or the Shareholders' Agreement, which failure to perform shall not have been cured prior to the expiration of thirty (30) days following notice of such failure;

             (iv) if the Proposal shall not have been approved and adopted by the requisite vote of the holders of capital stock of MC in accordance with the DGCL and the Certificate of Incorporation and By-Laws of MC at a Meeting held for that purpose (including any adjournment thereof); or

             (v) if the Board of Directors of MC shall have (A) withdrawn or modified or changed in any manner adverse to AN its approval or recommendation of this Agreement, the Offer or the Merger or (B) shall have failed to recommend against a MC Acquisition Proposal involving a tender offer or failed to reject any other MC Acquisition Proposal within ten business days of receipt by the Board of Directors of MC of such proposal or shall have executed an agreement in principle (or similar agreement) or definitive agreement relating to a MC Acquisition Proposal or similar business combination with a person or entity other than AN (or the Board of Directors of MC resolves to do any of the foregoing).

          (d) By MC:

             (i) if MC shall have terminated the Offer, or the Offer shall have expired without MC purchasing any Shares thereunder, provided, that MC may not terminate this Agreement pursuant to this Section 7.1(d)(i) if it has failed to purchase Shares in the Offer in violation of the material terms hereof or thereof;

             (ii) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, MC or any of its affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer, provided that MC may not terminate this Agreement pursuant to this
        Section 7.1(d)(ii) if MC is in material breach of any of its covenants or agreements in this Agreement or the Shareholders' Agreement;

             (iii) if AN or any of its Subsidiaries shall have failed to perform and comply in all material respects with all material obligations and agreements required to be performed and complied with by them under this Agreement which failure to perform shall not have been cured prior to the expiration of thirty (30) days following notice of each failure;

             (iv) if the Proposal shall not have been adopted by the requisite vote of the holders of capital stock of AN in accordance with the TBCA and the Charter and By-Laws of AN at a Meeting held for that purpose (including any adjournment thereof); provided, that all Shares then owned by MC are voted in favor of the Proposal; or

             (v) if the Board of Directors of AN shall have (A) withdrawn or modified or changed, in any manner adverse to MC, its approval or recommendation of this Agreement, the Offer or the Merger or (B) shall have failed to recommend against an AN Acquisition Proposal involving a tender offer or failed to reject any other AN Acquisition Proposal within ten business days of receipt by the Board of Directors of AN of such proposal or shall have executed an agreement in principle (or similar agreement) or definitive agreement relating to an AN Acquisition Proposal or similar business combination with a person or entity other than MC (or the Board of Directors of AN resolves to do any of the foregoing) and MC shall not have exercised its right to purchase Shares under the Shareholders' Agreement.

     SECTION 7.2 Termination Fee. (a) If this Agreement is terminated pursuant to Section 7.1(c)(iv) or (c)(v), then MC will immediately pay to AN a termination fee equal to $10,000,000 in cash.

     (b) If this Agreement is terminated pursuant to Section 7.1(d)(iv) or
(d)(v), then AN will immediately pay to MC a termination fee equal to $10,000,000 in cash.

     (c) The agreement contained in Section 7.2 is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages in the event of a termination under the Sections specified herein and not a penalty.

     SECTION 7.3 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of Sections 5.15, 5.16 and 7.2, which shall survive such termination) shall forthwith become null and void and, subject to the provisions of Section 7.2, there shall be no liability on the part of MC or AN except for fraud or for material breach of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of AN contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of AN, no such amendment, modification or supplement shall reduce or change the Conversion Ratio.

     SECTION 8.2 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to MC to:

              Metrocall, Inc.
              6910 Richmond Highway
              Alexandria, Virginia 22306
              Attention: Vincent D. Kelly
              Telecopy No.: (703) 768-9625

              with a copy (which shall not constitute notice) to:

              Wilmer, Cutler & Pickering
              2445 M Street, N.W.
              Washington, D.C. 20037
              Attention: George P. Stamas and Thomas W. White
              Telecopy No.: (202) 663-6363

              and

          (b) if to AN, to:

              A+ Network, Inc.
              40 South Palafox Street
              Pensacola, Florida 32501
              Attention: Chuck Emling
              Telecopy No.: (904) 432-9208

              with a copy (which shall not constitute notice) to:

              Waller Lansden Dortch & Davis
              511 Union Street
              Suite 2100
              Nashville, TN 37219
              Attention: Ralph W. Davis
              Telecopy No: (615) 244-6804

     SECTION 8.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.5 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     SECTION 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which have been considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.7 Entire Agreement; Third Party Beneficiaries. This Agreement, the Shareholders' Agreement, the MC Voting Agreement and the Confidentiality Agreement (including the documents and the instruments referred herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that Article II and Section 5.14 shall confer on the third parties contemplated thereby the benefits thereof.

     SECTION 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     SECTION 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that MC may assign its rights hereunder to a direct or indirect wholly-owned subsidiary, so long as MC remains liable for its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.10 Further Assurances. The parties agree to execute such further instruments and documents as shall reasonably be necessary to carry out the transactions contemplated by this Agreement, including, without limitation, to file any notices, or to obtain any consents appropriate to carry out the transactions contemplated by this Agreement.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, MC and AN have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          METROCALL, INC.

                                          By: /s/ VINCENT D. KELLY
                                            ------------------------------------
                                            Name: Vincent D. Kelly
                                            Title: Vice President and
                                                  Chief Financial Officer

                                          A+ NETWORK, INC.

                                          By: /s/ CHARLES A. EMLING III
                                            ------------------------------------
                                            Name: Charles A. Emling III
                                            Title: President and Chief Executive
                                                   Officer

                                                                         ANNEX A

                            CONDITIONS TO THE OFFER

     The capitalized terms used in this Annex A have the meaning set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement.

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) MC's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), MC shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred above, the payment for, any tendered Shares, and may amend the Offer consistent with the terms of the Merger Agreement or terminate the Offer if (i) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after May 16, 1996 and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

          (a) the affirmative vote of the holders of more than a majority of the outstanding Shares is required to consummate the Merger or MC is not entitled to vote its Shares, including any Shares acquired pursuant to the Shareholders' Agreement for the Merger;

          (b) any change shall have occurred in the business, properties, assets, liabilities, capitalization, stockholder's equity, financial condition, cash flows, operations, licenses, franchises or results of operations of AN or its Subsidiaries which has a Material Adverse Effect on AN and its Subsidiaries taken as a whole, except for matters which affect generally the economy or industry in which AN and its Subsidiaries are engaged;

          (c) (I) there shall have been instituted or pending any, or there is threatened any, action, proceeding, application or counterclaim by any government or governmental authority or agency, or by AN or an affiliate of AN, which (i) challenges or seeks to challenge the acquisition by MC (or any affiliate of MC) of the Shares, restrain or prohibit the making or consummation of the Offer or the Merger, prohibits the performance by MC of the Offer, the Merger, the Shareholders' Agreement or any agreements contemplated thereby, or seeks to obtain any material damages directly or indirectly relating to the transactions contemplated by the Offer, the Merger, or Shareholders' Agreement, (ii) seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer or the Merger or Shareholders' Agreement illegal or results in a material delay in the ability of MC to accept for payment or pay for some or all of the Shares,
     (iii) seeks to prohibit or limit the ownership or operation by MC (or any affiliate of MC) of all or any material portion of the business or assets of AN and its Subsidiaries or of MC and its affiliates or to compel MC (or any affiliate of MC) to dispose of or to hold separately all or any material portion of the business or assets of MC or any of its affiliates or of AN or any of its Subsidiaries or seeks to impose any material limitation on the ability of MC, or any other affiliate of MC, to conduct AN's or any of its Subsidiary's business or own such assets, (iv) seeks to impose or confirm material limitations on the ability of MC (or any affiliate of MC) to acquire or hold or to exercise full rights of ownership of the Shares, including but not limited to, the right to vote the Shares purchased by them on all matters properly presented to the stockholders of AN, or (v) seeks to require divestiture by MC of any of its Subsidiaries or affiliates of all or any of the Shares, or (II) there shall have been instituted any action, proceeding, application or counterclaim by any person (other than a Governmental Entity or AN, or an affiliate of AN), before any court or governmental regulatory or administrative agency, authority or tribunal, with respect to the matters set forth in subsections
     (i)-(v) above, which has resulted in the issuance of a temporary restraining order ("TRO"), preliminary injunction or permanent injunction enjoining the Merger, this Agreement or the transactions contemplated hereby if such TRO, preliminary injunction or permanent injunction has not been removed or rescinded within 20 business days after the original expiration date of the Offer;

          (d) there shall be any action taken, or any statute, rule, regulation shall be enacted, promulgated, entered, enforced or deemed applicable to, or any order shall be entered or enforced with respect to, the Offer, the Merger or the Shareholders' Agreement by any government, governmental authority or court, domestic, foreign or supranational, other than the routine application to the Offer, the Merger or other subsequent business combination of waiting periods under the HSR Act or approval of license transfers under the Communications Act or by state regulatory agencies that is reasonably likely to, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of subsection (c)(I) above;

          (e) the representations and warranties of AN set forth in the Merger Agreement shall not have been true and correct in all material respects on the date of the Merger Agreement or shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date or AN shall have breached or failed to perform or comply with any obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it except, in such cases, (i) for changes specifically permitted by the Merger Agreement and (ii) those representations and warranties that address matters only as of a particular date which are true and correct as of such date;

          (f) the Merger Agreement shall have been terminated in accordance with its terms;

          (g) (i) it shall have been publicly disclosed that any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than MC, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 25% of any class or series of capital stock of AN (including the Shares) through the acquisition of stock, formation of a group or otherwise, other than any person or group existing on the date hereof which beneficially owns more than 25% of any class or series of capital stock of AN, or (ii) AN shall have entered into or announced its intention to enter into a definitive agreement or agreement in principle with any person with respect to an AN Acquisition Proposal or similar business combination.

          (h) AN's Board of Directors shall have withdrawn, or modified or changed in any manner adverse to MC (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger, or recommended an AN Acquisition Proposal, or shall have resolved to do any of the foregoing; or

          (i) any party to the Shareholders' Agreement other than MC shall have breached or failed to perform, in each case in any material respect, any of its agreements under such agreement or any of the representations and warranties of any such party set forth in such agreement shall not be true in any material respect, in each case, when made or at any time prior to the consummation of the Offer as if made at and as of such time, or the Shareholders' Agreement shall have been invalidated or terminated with respect to any Shares subject thereto;

which in the reasonable judgment of MC, in any such case, and regardless of the circumstances giving rise to such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payments.

     The foregoing conditions are for the sole benefit of MC and may be asserted by MC regardless of any circumstances giving rise to any condition and may be waived by MC, in whole or in part at any time and from time to time in the sole discretion of MC. The failure by MC (or any affiliate of MC) at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B

                     DIRECTORS OF THE SURVIVING CORPORATION

     The following sets forth the membership, by class, of the Board of Directors of the Surviving Corporation.

Class of 1997                Class of 1998                 Class of 1999
S. Brock                     E. Singer                     H. Brock
W. Collins                   R. Aprahamian                 R. Johnston
F. Martin                    To be determined              R. Russenberger

                                                                         ANNEX C

           PRINCIPAL TERMS OF INDEXED VARIABLE COMMON RIGHTS ("VCRS")

ISSUER.....................  Metrocall, Inc. ("MC")

PAYMENT AT MATURITY........  Following the maturity of a VCR, the holder of such
                               VCR (the "VCR Holder") shall have the right to receive the amount, if any, by which the Target Price exceeds the greater of the Current Market Value and the Minimum Price (each as defined below). The VCRs shall mature on the Maturity Date unless otherwise extended to the Extended Maturity Date (as defined below).

FORM OF PAYMENT............  MC, at its option, may pay any amount due under the terms of the VCRs to the VCR Holders in cash or MC Common Stock valued based on the Current Market Value as defined below or common stock equivalents at fair market value (as determined by an independent nationally recognized investment bank).

TARGET PRICE...............  "Target Price" means (i) at the Maturity Date,
                               $21.10 reduced but not increased by the "Index Factor", as hereinafter defined, and (ii) at the Extended Maturity Date, $25.10 reduced but not increased by the Index Factor. In each case, such Target Prices shall be adjusted upon the occurrence of any event described in the Section entitled "Antidilution" set forth below.

CURRENT MARKET VALUE.......  "Current Market Value" means with respect to the
                               Maturity Date and the Extended Maturity Date, the median of the averages of the closing bid prices on the Nasdaq NMS (or such other exchange on which such shares are then listed) of shares of MC's Common Stock, par value $.01 per share (the "Common Stock"), during each 20 consecutive trading day period that both begins and ends in the Valuation Period. "Valuation Period" means the 60 trading day period immediately preceding (and including) the Maturity Date or the Extended Maturity Date, as the case may be.

MINIMUM PRICE..............  "Minimum Price" means (i) at the Maturity Date,
                               $16.10, and (ii) at the Extended Maturity Date, $18.10. In each case, subject to adjustment upon the occurrence of any event described in the Section entitled "Antidilution" set forth below.

INDEX FACTOR...............  An Index Factor shall be calculated based upon the ratio of the relevant ending period stock prices for the Comparable Paging Company Index (the Index Factor numerator) and the initial Comparable Paging Company Index (the Index Factor denominator). The Comparable Paging Company Index shall consist of the stocks of ARCH COMMUNICATIONS GROUP, INC., MOBILMEDIA COMMUNICATIONS, INC., AND PRONET, INC., or each's successors. The initial Comparable Paging Company Index shall be the median of the simple arithmetic average of closing bid prices of the index group for the 20 trading days preceding May 14, 1996. The ending period Comparable Company Paging Index shall be the same median of the simple arithmetic average of closing bid prices of the index group as measured in the identical fashion as MC's closing bid prices during the relevant Valuation Periods preceding the Maturity Date, Extended Maturity Date, or Disposition Date, as the case may be. In each case, such adjustments shall be made, as appropriate, for each company's stock prices that is included in the Comparable Paging Company Index, upon the occurrence of any event similar to that described in the "Antidilution" section below.

EARLY TERMINATION..........  If the closing bid prices of the Common Stock exceeds (i) $21.10 for any 50 calendar day period prior to the Maturity Date, or (ii) $25.10 for any 50 calendar day period between the Maturity Date and the Extended Maturity Date, then the VCRs shall immediately expire and be of no further force and effect.

MATURITY DATE; EXTENSION
  THEREOF..................  "Maturity Date" means the first anniversary of the effective time (the "Effective Time") of the merger between MC and A+ Network, Inc. ("AN") (the "Merger"); provided, however, that MC, at its option, may extend the Maturity Date to the second anniversary of the Effective Time (the "Extended Maturity Date"). MC shall exercise either such option to extend by publishing notice of such exercise in the Wall Street Journal (Eastern Edition), or if the Wall Street Journal is not then published, such other newspaper with general circulation in the City of New York, New York no later than one business day preceding the Maturity Date, as the case may be.

NO INTEREST................  Other than in the case of interest on the Default
                               Amount (as defined below), no interest shall accrue on any amounts payable to the VCR Holders pursuant to the terms of VCRs.

DISPOSITION PAYMENT........  Following the consummation of a Disposition (as defined below), MC shall pay to each VCR Holder for each VCR held by such VCR Holder an amount, if any, by which the Discounted Target Price (as defined below) exceeds the greater of (a) the fair market value (as determined by an independent nationally recognized investment banking firm) of the consideration, if any, received by holders of Common Stock for each share of Common Stock held by such holder as a result of such Disposition and (b) the Minimum Price.

DISPOSITION EVENT..........  "Disposition" means (a) a merger, consolidation or other business combination involving MC as a result of which no shares of Common Stock shall remain outstanding, (b) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of MC or (c) a reclassification of Common Stock as any other capital stock of MC or any other person.

ACCELERATION UPON EVENT OF
  DEFAULT..................  If an Event of Default (as defined below) occurs and is continuing, either the bank or trust company acting as the trustee (the "Trustee") or VCR Holders holding at least 25% of the outstanding VCRs, by notice to MC (and to the Trustee if given by VCR Holders), may declare the VCRs to be due and payable, and upon any such declaration, the Default Amount shall become due and payable and, thereafter, shall bear interest at an interest rate of 12% per annum until payment is made to the Trustee. "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

DISCOUNTED TARGET PRICE....  "Discounted Target Price" means (a) if a
                               Disposition or an Event of Default shall occur prior to the Maturity Date, $21.10 reduced but not increased by the relevant Index Factor, discounted to the Disposition

                               Payment Date (as defined below) or the Default Payment Date (as defined below), as the case may be, at a per annum rate of 8%; or (b) if a Disposition or an Event of Default shall occur after the Maturity Date but prior to the Extended Maturity Date, $25.10 reduced but not increased by the relevant Index Factor discounted to the date of the Disposition Payment Date or Default Payment Date, as the case may be, at a per annum rate of 8%. In each case, the Discounted Target Price and the Minimum Price shall be adjusted upon the occurrence of any event described in the Section entitled "Antidilution" set forth below. "Disposition Payment Date", with respect to a Disposition, means the date established by MC for payment of the amount due on the VCRs in respect of such Disposition, which in no event shall be more than 38 days after the date on which such Disposition was consummated. "Default Payment Date" means the date on which the VCRs become due and payable upon the declaration thereof following an Event of Default.

EVENTS OF DEFAULT..........  "Event of Default", with respect to the VCRs, means any of the following which shall have occurred and be continuing; (a) default in the payment of all or any part of the amounts payable in respect of any of the VCRs as and when the same shall become due and payable following the Maturity Date or the Extended Maturity Date, the Disposition Payment Date or otherwise; (b) material default in the performance, or material breach, of any material covenant or warranty of MC,and continuance of such material default or breach for a period of 98 days after written notice has been given to MC by the Trustee or to MC and the Trustee by VCR Holders holding at least 25% of the outstanding VCRs; or (c) certain events of bankruptcy, insolvency, reorganization or other similar events in respect of MC.

ANTIDILUTION...............  If MC shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the number of outstanding shares of Common Stock, MC shall correspondingly subdivide or combine the VCRs and shall appropriately adjust the Target Price, the Minimum Price and the Discounted Target Price.

TRADING....................  None of MC or any of its affiliates shall trade in shares of Common Stock during the period commencing 18 trading days before the Valuation Period and ending on the last day of the Valuation Period, except with respect to employee benefit plans and other incentive compensation arrangements.

VCR AGREEMENT..............  The VCRs will be issued pursuant to a VCR Agreement between MC and the Trustee. MC shall use its reasonable best efforts to Project NCAA cause the VCR Agreement to be qualified under the Trust Indenture Act of 1939, as amended.

REGISTRATION...............  The VCRs will be issued in registered form.

NATURE AND RANKING OF
VCRS.......................  The VCRs are unsecured obligations of MC and will rank equally with all other unsecured obligations of MC.

DIVIDENDS..................  If any dividends are paid on the MC Common Stock prior to the Maturity Date or the Extended
                               Maturity Date, as applicable, the holders of the VCRs shall have no right to receive any such dividends.

                                                                         ANNEX D

                   EMPLOYMENT AND EMPLOYEE BENEFITS COVENANTS

     The capitalized terms used in this Annex D have the meaning set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement.

          (a) Charles A. Emling, III ("Emling"), AN's executive officers, managers, salespeople, and staff will continue to participate in the AN Benefit Plans and AN Employee Agreements as in effect on the date of the Merger Agreement until the Effective Time.

          (b) AN will use its best efforts to cause Ray D. Russenberger and Elliot H. Singer to enter into non-compete agreements with MC that will take effect at the Effective Time.

          (c) MC will review compensation arrangements and bonus plans in its normal budgeting cycle, with the expectation of transitioning current AN employees to the MC compensation arrangements and bonus plans as of the later of the Effective Time and January 1, 1997.

          (d) Emling will cooperate with the officers of MC and Tom Matthews in identifying employees whose services will not be required by the Surviving Corporation. Employees who are terminated after the date hereof and before the Effective Time will be provided with severance, less any applicable withholding and social security taxes, equal to the lesser of (i) one (1) month's salary (at the level in effect on the date hereof) for each full year employed by AN to a maximum of six months' pay and (ii) the severance payable under the AN Benefit Plans as of the date hereof.

          (e) AN shall provide all notices, if any, required by the Worker Adjustment and Retraining Notification Act with respect to actions taken before the Effective Time.

          (f) Certain existing one-year employment contract will be revised in accordance with the employment contract entered into with Emling as of the date hereof (to take effect at the Effective Time). MC currently contemplates that these arrangements will cover Poole, Schultz, Goldstein, and Smith.

          (g) AN will review the performance of Goldstein and Schultz at their customary anniversary date (summer 96) for both salary increases and bonuses based on 1996 performance.

          (h) MC agrees to employ all or substantially all of AN employees who are legally on payroll on the Effective Date and to enroll them in the MC Benefit Plans in accordance with the terms of such plans. The employees so hired will be at-will employees of MC.

          (i) MC is under no obligation to provide or continue any MC Benefit Plan or arrangement or any other plan or arrangement before or after the Effective Time and may amend or terminate any such plan or arrangement in whole or in part, and may modify any provision thereof, including any provision dealing with eligibility, levels or types of benefits, deductibles, or co-payment obligations, or any other right, feature, or characteristic.

          (j) AN agrees that it will take appropriate steps to ensure that the AN 401(k) plan meets any ERISA requirements applicable with respect to participating in the Tender Offer and the Merger. In particular, AN will take the appropriate steps to ensure that the trustee(s) of the AN 401(k) Plan meet their obligations with respect to the Shares held in that plan.

     The parties hereto agree that no employee or former employee of AN (or its predecessors) or beneficiary or dependent thereof, whether hired before or after the date hereof, shall have any third-party beneficiary rights under this Annex D.

                                       D-1